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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DEX MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 17, 2015

Dear Stockholders:

        I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders ("Annual Meeting") of Dex Media, Inc. (the "Company" or "Dex Media"), which will be held at our D/FW headquarters, located at 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261, on Thursday, May 28, 2015, at 9 a.m. local time. The attached Notice of Annual Meeting of Stockholders and proxy statement will guide you through the items of business to be conducted at the Annual Meeting and provide details regarding the Annual Meeting.

        During 2014, we made progress on many fronts—integrating corporate functions from our legacy companies, continuing to pay down our debt, expanding our telephone sales channel and adding more bundled, multi-platform marketing solutions to our product suite.

        When I joined the Company in the fourth quarter as CEO, my mandate from the Board of Directors was clear—to accelerate the Company's transformation from a legacy print directory business into a full service digital media company. To achieve that mandate, I appointed a new executive team that is a mix of proven talent from the Company and from the industry.

        Last December, we announced a number of transformative initiatives designed to reorganize the Company, achieve significant cost reductions and improve operational productivity. We also announced a number of revenue enhancement measures that will improve and upgrade our existing products, enhance the sales call and provide a more satisfying client experience. All of those efforts are now underway.

        We are excited to see the many planned changes and enhancements come to life. With fiscal year 2014 behind us, we are now fully focused on reshaping the business and creating a sustainable future.

        As we evolve our business, our processes and our product mix, our Board, executives and employees remain committed to strong corporate governance as the foundation for financial integrity and shareholder confidence. We value the ongoing input we receive from investors and other stakeholders.

        Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly using the directions outlined in this proxy statement.

        On behalf of the Board of Directors and the executive team, I would like to express our appreciation for your interest in Dex Media.

Sincerely,

Joseph A. Walsh
 Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2015

Dear Stockholders:

        We are pleased to invite you to attend the 2015 Annual Meeting (the "Annual Meeting") of Stockholders of Dex Media, Inc. (the "Company," "Dex Media," "we," "us" or "our") to be held on Thursday, May 28, 2015, at 9:00 a.m., local time, at our headquarters at 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261. The meeting will be held for the following purposes:

  1.
  To elect eight directors to serve until the 2016 Annual Meeting of Stockholders;

  2.
  To approve, on an advisory basis, the Company's executive compensation;

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Information concerning the matters to be voted upon at the Annual Meeting is set forth in the accompanying proxy statement. Holders of record of the Company's common stock as of the close of business on April 6, 2015 are entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available at the Annual Meeting, and during the ten days prior to the Annual Meeting, at our headquarters located at the address above.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 28, 2015. We are furnishing proxy materials to our stockholders primarily over the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so we provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about April 17, 2015, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online, and made proxy materials available to our stockholders over the Internet. Instructions for requesting paper or e-mail copies of the proxy materials are contained in the Notice of Internet Availability of Proxy Materials.

        Your vote is important. You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as promptly as possible.

By Order of the Board of Directors,

Raymond R. Ferrell Executive Vice President, General Counsel and Corporate Secretary

D/FW Airport, Texas
April 17, 2015

IMPORTANT

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to read this proxy statement and vote promptly over the Internet, by telephone or, if you requested to receive printed proxy materials, by completing and mailing a proxy card or voting instruction form, so that your shares will be represented at the Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

DEX MEDIA, INC.
P.O. Box 619810
2200 West Airfield Drive
D/FW Airport, Texas 75261

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the "Board") of Dex Media, Inc. (the "Company," "Dex Media," "we," "us" or "our") for use at the Company's 2015 Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting").

        Holders of record of the Company's common stock as of the close of business on April 6, 2015, are entitled to vote at the Annual Meeting. Each holder of record as of April 6, 2015, is entitled to one vote for each share of common stock held. On April 6, 2015, there were 17,621,932 shares of common stock outstanding.

        Pursuant to "notice and access" rules adopted by the Securities and Exchange Commission ("SEC"), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 17, 2015, materials for the Annual Meeting, including this proxy statement and the Company's 2014 Annual Report, are being made available to all stockholders entitled to vote at the Annual Meeting. We also mailed a Notice of Internet Availability of Proxy Materials (the "Notice") on or about April 17, 2015, to all stockholders entitled to vote at the Annual Meeting. This Notice includes (i) instructions on how to access our proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy, and (vii) information about attending the Annual Meeting and voting in person. We encourage our stockholders to take advantage of the availability of the proxy materials over the Internet to help lower the costs of delivery and reduce the environmental impact of our Annual Meeting.

        No business can be conducted at the Annual Meeting unless a majority of all shares entitled to vote are either present in person or represented by proxy at the Annual Meeting. As far as we know, the only matters to be brought before the Annual Meeting are those referred to in this proxy statement. If any additional matters are presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by completing and mailing a proxy card or voting instruction form, so that your shares will be represented at the Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

        Also, please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

PROXY SUMMARY

        This summary includes highlights of our proxy materials for your reference. This summary does not include all of the information that you should consider, so please read our entire proxy statement before you vote.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date:    May 28, 2015

Time:    9:00 a.m., local time

Place:    2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261

Record Date:    Stockholders of record as of the close of business on April 6, 2015 are entitled to attend, and to vote at, the Annual Meeting.

Admission Requirements:    You must provide proof of your ownership of our common stock and a form of personal identification for admission to the Annual Meeting. For more information about attendance and voting please see the "Questions and Answers About the Annual Meeting and Voting" beginning on page 7.

VOTING MATTERS AND BOARD RECOMMENDATIONS

        The following table summarizes the proposals that will be considered at our Annual Meeting and also provides our Board of Directors' recommendations with respect to each proposal.

Proposals		Board Vote Recommendation	Page Reference (for full details)
Item 1	Election of eight directors	FOR each nominee	16
Item 2	Advisory vote to approve the Company's executive compensation	FOR	54
Item 3	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm	FOR	59

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote over the Internet, by telephone, or, if you requested to receive printed proxy materials, by completing and mailing a proxy card or voting instruction form, so that your shares will be represented at the Annual Meeting.

GOVERNANCE HIGHLIGHTS

        We believe that adherence to sound corporate governance principles and practices makes Dex Media a better business partner for our clients and also serves the best interests of our stockholders. Through its independent Corporate Governance Committee, our Board members play an active role in establishing our Corporate Governance Guidelines. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of stockholder interests. The following table summarizes certain of our corporate governance practices and facts:

✓	Seven out of eight director nominees are independent	✓	Executive sessions of independent directors held at each regularly scheduled Board meeting
✓	Annual election of all directors	✓	Stock ownership guidelines for directors and executive officers
✓	Independent Chairman of the Board	✓	Annual advisory vote on executive compensation
✓	Separate positions for Chairman and CEO	✓	Annual CEO performance review conducted by non-management directors
✓	Annual board and committee self-evaluations	✓	Engagement of independent advisors (reporting to the Board) to evaluate executive compensation practices

NOMINEES FOR DIRECTOR IN 2015

        The following table provides summary information about our directors who have been nominated to serve on our Board until the 2016 Annual Meeting of Stockholders. Please see "Election of Directors" beginning on page 16 for more information about the nominees.

Name	Dex Media Director Since:	Board Service with a Dex Media Predecessor:(1)	Position or Committee Memberships	Independent?
Jonathan B. Bulkeley	2013	2010	• Compensation and Benefits	Yes
			• Corporate Governance
Thomas D. Gardner	2013	2009	• Audit and Finance	Yes
			• Compensation and Benefits (Chair)
W. Kirk Liddell	2013	2010	• Audit and Finance (Chair)	Yes
Thomas S. Rogers	2013	2006	• Compensation and Benefits	Yes
Alan F. Schultz	2013	2005	• Chairman of the Board	Yes
John Slater	2013	2010	• Audit and Finance	Yes
			• Corporate Governance
Joseph A. Walsh	2014	N/A	• President and CEO	No
Douglas D. Wheat	2013	2010	• Corporate Governance (Chair)	Yes

(1)
All of our director nominees, with the exception of Mr. Walsh, served on one of the respective Boards of our predecessor companies, Dex One Corporation and SuperMedia Inc., prior to the formation of Dex Media through the merger completed in 2013. Their Board service began with our predecessor companies as indicated.

2014 BUSINESS HIGHLIGHTS

        Our mission is to be the trusted marketing partner for small and medium-sized businesses. 2014 was the first full year of operation for our combined company following the merger of Dex One Corporation and SuperMedia Inc. in April 2013, and we made progress on many fronts. Our accomplishments in 2014 included:

  •
  We served more than 490,000 clients from a broad, diverse set of industries and occupations;

  •
  We hosted 129 billion searches on our networks, DexKnows.com and Superpages.com;

  •
  We published more than 1,700 distinct directory titles in 42 states and distributed approximately 100 million directories to businesses and residences in the United States;

  •
  We delivered $388 million in net cash provided by operating activities;

  •
  We retired $381 million of bank debt; and

  •
  We started implementing an organizational restructuring program, designed to reorganize and strategically refocus the Company.

CHANGES TO OUR EXECUTIVE MANAGEMENT TEAM

        We appointed new executive leadership in 2014 and early 2015, beginning with our President and Chief Executive Officer ("CEO"), Joseph A. Walsh. As you will see in the table below, our leadership team brings a wealth of experience to Dex Media, from within our company as well as our industry. That experience will be critical to transforming the traditional print-based directory business to a digital and multi-product marketing service business.

        The following table sets forth our current executive leadership team, along with some highlights of their past employment for your reference. For more narrative and a complete look at their biographies and work history, please see Item 1. "Business—Executive Officers of the Registrant" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015.

Name	Position	Joined Dex Media	Highlights: Prior Business Experience
Joseph A. Walsh	President and CEO	2014	• President and CEO, Board Member of Yellowbook Inc. • Co-founded IYP Publishing • Chairman of the Local Search Association

Del Humenik	EVP—Chief Revenue Officer	2010	• Chief Operating Officer, Dex Media • EVP, Sales and Marketing, Dex Media • EVP, Sales, SuperMedia Inc. • SVP, Sales and Marketing, Paychex Inc. • SVP and GM, RHDC

Paul D. Rouse	EVP—Chief Financial Officer and Treasurer	2014	• CFO, Apple and Eve, LLC • VP of Finance and Treasurer, Yellowbook Inc. • Public accounting, Ernst and Young LLP • Internal audit, JPMorgan

Gordon Henry	EVP—Chief Marketing Officer	2014	• Vice President and General Manager, Deluxe Corp. • Chief Marketing Officer, Yellowbook Inc.

Carleton G. Shaw	EVP—Chief Information Officer	2014	• Principal, Houstonian Partners, LLC • Global Chief Information Officer, Hibu plc • Chief Information Officer, Yellowbook • EVP Operations, Yellowbook

John F. Wholey	EVP—Operations and Client Services	2015	• Head of United States Operations, Hibu plc • Vice President, Operations, Hibu plc

Raymond R. Ferrell	EVP—General Counsel and Corporate Secretary	2009	• Vice President and Associate General Counsel, Commercial Operations, SuperMedia • Senior Counsel and Vice President, General Counsel's Office, American Express

Debra M. Ryan	EVP—Chief Human Resources Officer	2012	• EVP, Human Resources and Employee Administration, SuperMedia Inc. • VP, Franchise Development, Dex One • VP, Human Resources, RHDC

Michael N. Dunn	EVP—Chief Technology Officer	2010	• Vice President and CIO, SuperMedia • SVP, Information Technology and Business Process Management, Level 3 Communications

Mark Cairns	EVP—Integration and Client Experience	2014	• Principal, Treales, LLC • Head of Operations for the United States and United Kingdom, Hibu plc • Chief Publishing Officer, Yellow Book Inc. • Yell Group

EXECUTIVE COMPENSATION AND PAY-FOR-PERFORMANCE

        Our push for business transformation creates an opportunity to align our compensation programs with longer-term goals for the Company. Starting with the hire of our current President and CEO, Joseph A. Walsh, in October 2014, the Compensation and Benefits Committee began working with management to craft a new executive compensation philosophy and a new approach to pay. The new philosophy allocates more of an executive's pay opportunity to performance-based annual and long-term incentives, and focuses less on base salary and perquisites; we explain more about this shift in the "Compensation Discussion and Analysis" beginning on page 20.

VALUE CREATION PROGRAM ("VCP")

        One very important change that we made to long-term incentives in 2014 was the discontinuation of our 2013 - 2015 Cash Long-term Incentive Plan ("2013-2015 Cash LTIP") and the introduction of the Value Creation Program ("VCP"). The VCP rewards participants for the increase in value in the total invested capital of the Company—total invested capital is the sum of the market value of the Company's equity and debt. We implemented the VCP in the fourth quarter of 2014. We did not grant any awards under the 2013-2015 Cash LTIP for the 2015 performance year, i.e., the performance periods for these plans do not overlap.

        The VCP is a three-year plan that began on October 14, 2014 and ends on December 31, 2017; awards may be paid out in 2018 if value has been created per the plan terms. The VCP rewards participants for net value creation in the Company measured as the net change over the performance period in the fair market value of the Company's total invested capital, including equity securities, debt securities, and bank debt; plus cash dividends and cash payments (interest and principal) to debt, but reduced by any net value contributed from external sources, in each case as determined in the manner provided by the VCP. The formula for the value creation under the VCP is summarized below:

        We describe the VCP in more detail in the "Compensation Discussion and Analysis" beginning on page 20.

DISCONTINUATION OF PERQUISITES

        To further align our overall program with a stronger pay-for-performance mindset, management and the Compensation and Benefits Committee decided to discontinue two programs that fall into the category of perquisites:

  •
  Financial Planning—provided for financial counseling and tax planning services (up to $13,870 per year); and

  •
  Flexible Allowance—provided select employees with a monthly cash allowance ($15,600 per year).

        We ended the Flexible Allowance program in December 2014. The Financial Planning program will end in May 2015 so that participants can work with their current advisors to complete their 2014 financial planning and tax preparation.

        The Compensation and Benefits Committee and management agreed that it is in the best interests of both stockholders and our senior management team to keep the Physical Examination program, which provides eligible executives with a comprehensive medical examination once per year. The cost of this program to the Company is approximately $2,000 per year per participant; a valuable benefit with a relatively low cost.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What am I voting on at the Annual Meeting?

  1.
  The election of eight directors to serve until the 2016 Annual Meeting of Stockholders;

  2.
  the approval, on an advisory basis, of the Company's executive compensation;

  3.
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

  4.
  any other matters that may properly be presented at the Annual Meeting.

What does the Board of Directors recommend with respect to the matters to be presented at the Annual Meeting?

        The Board of Directors recommends a vote:

  1.
  FOR the election of all of the nominees to the Company's Board of Directors;

  2.
  FOR the approval, on an advisory basis, of the Company's executive compensation; and

  3.
  FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

Who is entitled to vote?

        You are entitled to vote at the Annual Meeting if you owned Company shares (directly in your name or in "street name," as defined below) as of the close of business on April 6, 2015, the record date for the Annual Meeting. On that date, 17,621,932 shares of our common stock were outstanding and entitled to vote at the Annual Meeting and no shares of our preferred stock were outstanding. Each share of common stock is entitled to one vote on each proposal to properly come before the Annual Meeting.

What is the difference between holding shares directly as a stockholder of record and holding shares in "street name"?

        Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held beneficially or in "street name."

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and a notice containing instructions on how to access our proxy statement and annual report online was sent directly to you. As the stockholder of record, you have the right to vote your shares as described herein.

        Beneficial Stockholders.    If your shares are held by a bank, broker or other agent as your nominee, you are considered the beneficial owner of shares held in "street name," and the notice containing instructions on how to access our proxy statement and annual report online was forwarded to you by your bank, broker or agent who is considered the stockholder of record with respect to those shares.

How can I vote my shares?

        Registered Stockholders.    If you hold shares in your own name you may vote in the following ways:

  •
  In Person.  You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver's license or passport and provide proof of stock ownership as of the Record Date.

  •
  Over the Internet.  You may vote by proxy over the Internet by following the instructions provided in the Notice.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing the proxy card and returning it in the envelope provided.

        Beneficial Stockholders.    If you are a beneficial owner of shares held in street name, you may vote in the following ways:

  •
  In Person.  If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

  •
  Over the Internet.  You may vote by proxy over the Internet by following the instructions provided in your Notice or a voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

        Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance over the Internet, by telephone or, if you requested to receive printed proxy materials, by completing and mailing a proxy card or voting instruction form, so that your shares will be represented at the annual meeting, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by voting again over the Internet or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting and specifically request that your prior proxy be revoked by sending a written notice of revocation to the Corporate Secretary (at 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261) prior to the Annual Meeting.

Who will count the vote at the Annual Meeting?

        Representatives of Broadridge Financial Solutions will tabulate the vote and serve as inspector of election at the Annual Meeting.

What vote is required to approve each proposal?

        Item No. 1—Election of Directors. Each director will be elected by the vote of the majority of the votes cast when a quorum is present. A "majority of the votes cast" means that the number of votes cast "for" a director exceeds the number of votes cast "against" that director. "Votes cast" excludes abstentions and any votes withheld by banks and brokers in the absence of instructions from street name holders ("broker non-votes"). Your broker or nominee will not be permitted to vote on the election of directors without specific instructions as to how to vote from the beneficial owner. As a result, if you hold your shares through a broker or nominee, they will not be voted in the election of directors, unless you affirmatively vote your shares in accordance with the voting instructions provided by that institution.

        Item No. 2—Advisory Vote on the Company's Executive Compensation and Item No. 3—Ratification of Appointment of Ernst & Young LLP. The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy is required to: approve, on an advisory basis, the Company's executive compensation (Item No. 2); and ratify the appointment of our independent registered public accounting firm (Item No. 3). Abstentions have the same effect as votes cast against Item Nos. 2 and 3. Broker non-votes will be voted in and for Item No. 3, and will have no effect on the outcome of the vote on Item No. 2.

        Although the advisory vote on Item No. 2 is non-binding as provided by law, our Board will review the results of the vote and, consistent with our record of stockholder engagement, will take them into account in making a determination concerning executive compensation.

        Any other matter. Any other matter that properly comes before the Annual Meeting will require the approval of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

        The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What happens if I sign, date and return my proxy but do not specify how I want my shares voted on one or more of the proposals?

        Regardless of your form of ownership, your proxy will be counted as a vote "FOR" all of the director nominees; and "FOR" Item Nos. 2 and 3.

What happens if I do not vote my shares?

        Registered Stockholders.    Your shares will not be voted at the Annual Meeting.

        Beneficial Stockholders.    Your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors (Item No. 1) or advisory vote on the Company's executive compensation (Item No. 2). However, your broker or nominee does have discretion to vote your shares on routine matters such as ratification of appointment of Ernst & Young LLP (Item No. 3). To be sure your shares are voted in the manner you desire, you should instruct your broker or nominee how to vote your shares.

How is my proxy voted on matters not identified on the proxy form or in this Proxy Statement?

        Other than the three items of business described in this Proxy Statement, our Board presently knows of no other matters to be presented for action at the Annual Meeting. Neither did we receive timely notice of any nomination for a director, nor did we receive timely notice of any other matter intended to be raised by any stockholder at the Annual Meeting. Accordingly, the proxy form confers upon the persons named on the proxy form authority to vote your shares in their discretion upon any other matter that may properly come before the Annual Meeting.

Who is bearing the cost of this proxy solicitation and how is the solicitation effected?

        The Company is soliciting your proxy and is paying the cost of such solicitation, including preparing this proxy statement and the proxy card and the costs of any mailing. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

Under what circumstances can the Annual Meeting be adjourned?

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for inclusion in the Company's proxy statement for the 2016 Annual Meeting of Stockholders?

        In order to be considered for inclusion in the Company's proxy materials for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by our Company at Dex Media, Inc., 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, TX 75261, Attention: Corporate Secretary, no later than the close of business on December 21, 2015, and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

        Our Bylaws provide that stockholders may propose business to be conducted at an annual meeting of stockholders and/or nominate individuals to be elected to the Board of Directors at an annual meeting of stockholders if such proposal or nomination is made pursuant to timely notice in writing to the Secretary of the Company (at 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261). To be timely, a stockholder's notice shall be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. Such stockholder's notice shall set forth all of the information described in Section 11 of our Bylaws. A copy of our Bylaws is available upon request by any of our stockholders from the Secretary of the Company.

CORPORATE GOVERNANCE

BOARD COMPOSITION, RESPONSIBILITIES AND LEADERSHIP STRUCTURE

        Our Board of Directors is responsible for overseeing the affairs of the Company. The Board currently consists of eight directors. Our Bylaws provide, however, that the Board may increase or decrease the size of the Board and fill any vacancies. The Board held 11 meetings during 2014. Each director attended at least 90% of the meetings of the Board and of the standing committees on which they served during 2014. Our Board of Directors appointed Mr. Walsh as President and Chief Executive Officer of the Company and elected him to the Company's Board of Directors, effective upon resignation of Mr. McDonald on October 14, 2014. Mr. Walsh attended both meetings of the Board held between October 14, 2014 and December 31, 2014.

        As reflected in our Corporate Governance Guidelines, while the Board does not presently require all its members to attend annual meetings of stockholders, it does encourage its members to do so and the non-executive Chairman is expected to attend all meetings of stockholders. The Board is sensitive to stockholder access concerns and will periodically monitor and reassess this policy to ensure it remains open and available for stockholder communications. Seven of our directors attended the May 2014 annual stockholders meeting.

        The Board has determined that the appropriate leadership structure for the Board at this time is for a non-management director to serve as non-executive Chairman of the Board. The Board reserves the right to review this policy from time to time to assess whether a non-executive Chairman continues to serve the best interests of the Company and our stockholders.

        The non-executive Chairman is responsible for ensuring that the quality, quantity and timeliness of the flow of information between our management and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. Our non-executive Chairman is elected annually by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. Our non-executive Chairman presides over executive sessions of the non-employee directors following every regularly scheduled Board meeting (which sessions are not attended by management) and advises the Board, in consultation with the CEO and other independent directors, as to Board schedules and agendas. The Board has also determined that our non-executive Chairman shall be available to consult with stockholders and call meetings of the independent directors when appropriate. See our Corporate Governance Guidelines in the corporate governance section of our website at http://www.dexmedia.com/about/corporate/corporate-governance/ for additional information on the leadership structure of the Board.

DIRECTOR INDEPENDENCE

        Our Corporate Governance Guidelines state that the Board's objective is that at least two-thirds of the members of the Board be independent under applicable listing standards of The NASDAQ Stock Market LLC ("NASDAQ") and applicable law. To be considered "independent," the Board of Directors must make an affirmative determination, by a resolution of the Board as a whole, that the director being reviewed has no material relationship with the Company that interferes with the exercise of independent judgment in carrying out the duties of a director. In each case, the Board broadly considers all relevant facts and circumstances.

        The Board has determined that seven of eight directors standing for re-election, Jonathan B. Bulkeley, Thomas D. Gardner, W. Kirk Liddell, Thomas S. Rogers, Alan F. Schultz, John Slater, and Douglas D. Wheat, are independent under applicable NASDAQ listing standards for membership on the Board. The Board has also determined, as further described below, that each of these directors is independent under applicable SEC rules and the NASDAQ listing standards for service on the

Committees of the Board on which they serve. Mr. Walsh is not an independent director because he is our President and Chief Executive Officer.

BOARD COMMITTEES

        The Board maintains three standing committees—an Audit and Finance Committee, a Compensation and Benefits Committee and a Corporate Governance Committee. Each Committee operates under a charter that has been approved by the Board. A copy of each Committee charter is posted in the corporate governance section of our website at http://www.dexmedia.com/about/corporate/corporate-governance/. Each Committee may delegate the authority granted to it under its charter to a subcommittee, in order to ensure compliance with legal and regulatory obligations, timely decision making or for other purposes.

        The following table below sets forth the composition of our Board committees in 2014.

	Audit and Finance Committee	Compensation and Benefits Committee	Corporate Governance Committee
Jonathan B. Bulkeley		✓	✓
Thomas D. Gardner	✓	✓(Chair)
W. Kirk Liddell	✓(Chair)
Thomas S. Rogers		✓
John Slater	✓		✓
Douglas D. Wheat			✓(Chair)
Alan F. Schultz (Board Chair)

AUDIT AND FINANCE COMMITTEE

        The Audit and Finance Committee has overall responsibility for the integrity of our financial reporting process, including oversight of the preparation of financial statements and related financial information and the annual independent audit of such statements, as well as responsibility for our system of internal controls, internal audit process, risk assessment and management processes and compliance function. In addition, the Audit and Finance Committee has responsibility for reviewing proposed and existing financing arrangements (and compliance with governing documents) and for making recommendations to the Board regarding financing requirements for the Company and sources for such financing.

        The Audit and Finance Committee also prepares the Audit and Finance Committee Report that the SEC rules require be included in our annual proxy statement. This report is on page 57 of this proxy statement.

        The Board of Directors has unanimously determined that W. Kirk Liddell, a present Chair of the Audit and Finance Committee, qualifies as "audit committee financial expert" within the meaning of the SEC rules and satisfies financial sophistication requirements under the NASDAQ listing standards. In addition, the Board has unanimously determined that all present members of the Audit and Finance Committee are financially literate and independent within the meaning of applicable SEC rules and the NASDAQ listing standards.

        The Audit and Finance Committee met eight times in 2014.

COMPENSATION AND BENEFITS COMMITTEE

        The Compensation and Benefits Committee is responsible for the oversight of our executive and non-management director compensation practices and programs and the administration of our compensation and benefit plans for employees and non-management directors.

        The Compensation and Benefits Committee is responsible for reviewing and approving all aspects of compensation paid to our CEO and our other executive officers as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934. The Compensation and Benefits Committee also approves all executive employment contracts and other compensatory arrangements providing for the payment of benefits following a change of control of the Company or severance following a termination of employment. See "Compensation Discussion and Analysis—Section 3—Our Compensation Decision-Making Process—Role of the Compensation and Benefits Committee" on page 22 for further details.

        The Compensation and Benefits Committee also prepares the Compensation and Benefits Committee Report that SEC rules require be included in our annual proxy statement. This report is on page 38 of this proxy statement.

        The Board has determined that each member of the Compensation and Benefits Committee is an independent director within the meaning of the NASDAQ listing standards, an "outside director" under Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") and a "nonemployee director" under Exchange Act Rule 16b-3.

        The Compensation and Benefits Committee met 15 times in 2014.

CORPORATE GOVERNANCE COMMITTEE

        The Corporate Governance Committee oversees the Board candidate selection, assessment and nomination process, makes recommendations to the Board regarding corporate governance policies, guidelines and procedures and in coordination with the Audit and Finance Committee, establishes and administers policies with respect to corporate responsibility and ethical business practices.

        The Board has determined that each member of the Corporate Governance Committee is an independent director within the meaning of applicable NASDAQ listing standards.

        The Corporate Governance Committee met nine times in 2014.

CORPORATE GOVERNANCE PRINCIPLES

        The Board of Directors has adopted policies and procedures to ensure effective governance of the Company. Our corporate governance materials, including our Corporate Governance Guidelines, the charters of each of the standing Committees of the Board and our Code of Conduct for directors, finance employees and all employees, may be viewed in the corporate governance section of our website at http://www.dexmedia.com/about/corporate/corporate-governance/. We will also provide without charge copies of any of the foregoing information in print upon written request of our stockholders to the Office of the Corporate Secretary, Dex Media, Inc., P.O. Box 619810, 2200 West Airfield Drive, D/FW Airport, Texas 75261.

        The Corporate Governance Committee reviews our Corporate Governance Guidelines on a regular basis and proposes modifications to the principles and other key governance practices as warranted for adoption by the Board.

RISK OVERSIGHT

        Senior management is responsible for identifying and prioritizing enterprise risks facing the Company. The Board of Directors, in turn, is responsible for ensuring that material risks are managed appropriately. The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. The Board and its committees regularly review material strategic, operational, financial and reporting, succession and compensation, and compliance risks with senior management. The Audit and Finance Committee is responsible for discussing our overall risk assessment and risk management practices, as set forth in the Audit and Finance Committee's charter. The Audit and Finance Committee also performs a central oversight role with respect to financial and compliance risks, and periodically reports on its findings to the full Board. In addition, the Audit and Finance Committee is responsible for assessing risks related to our capital structure, significant financial exposures and our risk management and major insurance programs, and regularly evaluates financial risks associated with such programs. The Compensation and Benefits Committee considers risk in connection with its design of compensation programs for our executives.

COMMUNICATIONS WITH THE BOARD

        Our Board welcomes communications from stockholders and other interested parties. Stockholders and other interested parties may contact the Board by writing to Joseph A. Walsh, President and Chief Executive Officer, c/o Dex Media, Inc., 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261. Stockholders and other interested parties may contact the independent members of our Board with any governance questions or other concerns by writing to Alan F. Schultz, Chairman of the Board, Dex Media, Inc., 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261. In addition, any questions or concerns regarding financial reporting, internal controls, accounting or other financial matters may be forwarded to W. Kirk Liddell, Chair of the Audit and Finance Committee, c/o Dex Media, Inc., 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261. All appropriate inquiries will be forwarded directly to the addressee. Persons wishing to submit anonymous, confidential inquiries or comments regarding the Company may do so through www.dexmedia.ethicspoint.com, our web-based reporting system, by simply following the instructions on that site. These procedures for communications between independent members of our Board and interested parties were approved by the independent and non-management members of our Board.

CODE OF CONDUCT

        Our Board has adopted a Code of Conduct applicable to our directors, senior management including the principal executive officer, principal financial officer and principal accounting officer, and all other employees. The Code of Conduct is available on our website at http://www.dexmedia.com/about/corporate/corporate-governance/. Any waiver of any provision of the Code of Conduct made with respect to any director or executive officer of the Company will be promptly posted on our website at the same link as the Code of Conduct itself and will be disclosed in the next periodic report required to be filed with the SEC.

RELATED PERSON TRANSACTIONS

        The Corporate Governance Committee, in consultation with the Audit and Finance Committee, is charged with the responsibility of reviewing, approving and overseeing all transactions with related persons (as defined in the SEC regulations). The Corporate Governance Committee and the Audit and Finance Committee periodically reassess any related-person transactions entered into by the Company to ensure their continued appropriateness.

        The Corporate Governance Committee and the Audit and Finance Committee consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

  •
  the size of the transaction and the amount payable to a related person;

  •
  the nature of the interest of the related person in the transaction;

  •
  whether the transaction was undertaken in the ordinary course of business; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unrelated third parties.

        On October 14, 2014, we announced the appointment of Mr. Walsh, as President and Chief Executive Officer of the Company and his election to the Company's Board of Directors. During the period from March 7, 2014 to October 7, 2014 Mr. Walsh, through his wholly-owned consulting firm, Walsh Partners, was retained by the Company as a consultant to the Board of Directors. Mr. Walsh provided consulting services with respect to, among other things, the Company's current business and strategies, and was paid $490,000 for such consulting services. The consulting arrangement was approved by the Company's Board of Directors.

        On September 9, 2014, certain subsidiaries of the Company commenced offers to repurchase bank debt below par. The offers expired on September 16, 2014 and the Company successfully repurchased bank debt at two of its operating subsidiaries and retired approximately $35 million in principal amount of bank debt for approximately $29 million in cash consideration. Franklin Resources, Inc. ("FRI") and Paulson & Co. ("Paulson"), entities known by the Company to beneficially own 5% or more of the Company's outstanding common stock, participated in the offers. FRI and Paulson tendered $15.0 million, and $18.1 million in bank debt, respectively. Mr. Slater, one of our directors, is an officer of Paulson. The bank debt repurchases were carried out in the ordinary course of business, pursuant to the terms of the Company's amended and restated credit facilities, approved by the Board of Directors, and were offered to debt holders on the same terms and conditions. The Corporate Governance Committee, in consultation with the Audit and Finance Committee, reviewed and approved these transactions.

ELECTION OF DIRECTORS (ITEM NO. 1)

        The Company's by-laws provide that the number of directors will be determined by our Board of Directors from time to time, provided that the number of directors may not be less than three. The Board of Directors set the number of directors to serve on the Board after the Annual Meeting at eight directors.

        Each of our current directors is serving a term that expires at the Annual Meeting. Each of the director nominees listed below will be elected if he receives the vote of the majority of the votes cast, meaning he will be elected if he receives more "For" votes than "Against" votes. Each nominee elected as a director will continue in office until the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board of Directors may designate, unless the Board chooses to reduce the number of directors.

        The Corporate Governance Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate's qualifications, the Corporate Governance Committee considers the candidate's expertise (including industry background), independence, and integrity, as well as skills relating to operations, finance, marketing and technology. In addition, the Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. The Committee has not established specific minimum eligibility requirements for candidates other than integrity, the commitment to act in the best interests of all stockholders and ensuring that a substantial majority of the Board remains independent. Our Corporate Governance Guidelines provide that the Corporate Governance Committee will consider director candidates recommended by stockholders provided such recommendations comply with our Bylaws and the process set forth in this proxy statement. In assessing such candidates, the Corporate Governance Committee will consider the same criteria described above. See our Corporate Governance Guidelines, which may be viewed in the corporate governance section of our website at http://www.dexmedia.com/about/corporate/corporate-governance/, for additional information on the selection of director candidates.

        Each of the director nominees listed below is an incumbent director whose nomination to serve on the Board was recommended by the Corporate Governance Committee and approved by the Board. Each of the director nominees has indicated a willingness to serve as a director if elected.

JONATHAN B. BULKELEY

        Mr. Bulkeley, 54, has served on the Dex Media Board of Directors since April 2013; he previously served as a Director of Dex One Corporation ("Dex One") from January 2010 to April 2013, and was non-executive Chairman of the Dex One Board of Directors from September 2010 to August 2011. He currently serves as a member of the Compensation and Benefits Committee and the Corporate Governance Committee of Dex Media. Mr. Bulkeley also serves as the Chief Executive Officer at RealMatch Inc., a leader in the online recruitment industry selling through hundreds of local media partners. Mr. Bulkeley founded Blue Square Capital Management LLC, which operates the Blue Square Small Cap Value Fund, a hedge fund investing in global small and micro cap equities, in March 2009 and served as its Chief Investment Officer until November 2014. Mr. Bulkeley also served as Chief Executive Officer of Scanbuy Inc., a global leader in visual navigation for the wireless industry, from March 2006 to August 2010. Mr. Bulkeley also previously has served as Chief Executive Officer of barnesandnoble.com, and Chairman and Chief Executive Officer of Lifeminders, an online direct marketing company. Mr. Bulkeley currently serves on the Board of Jones, Lang, LaSalle Income Property Trust.

        Mr. Bulkeley brings to the Board investing, board and operational experience with companies in all phases of growth. In particular, he has deep experience in overseeing and managing digital media and local digital media businesses.

THOMAS D. GARDNER

        Mr. Gardner, 57, has served on the Dex Media Board of Directors since April 2013; he previously served as a Director of SuperMedia Inc. ("SuperMedia") from December 2009 to April 2013. He currently serves as the Chairman of the Compensation and Benefits Committee and as a member of the Audit and Finance Committee. He is a trustee for Guideposts, and previously served as a trustee for Northern Westchester Hospital and Reader's Digest Foundation. He served as executive vice president of Reader's Digest Association, Inc. from 2006 to 2007, and was president of Reader's Digest International from 2003 to 2007. Prior to holding those positions, he held numerous other positions with Reader's Digest Association, Inc. from 1992 to 2007, including president, North American Books and Home Entertainment; president, global marketing; senior vice president, corporate strategy and U.S. new business development; vice president, marketing, Reader's Digest USA; and director, corporate planning. From 1989 to 1992, Mr. Gardner was a management consultant for McKinsey & Co. Other experience includes time with General Foods Corporation in product management, desserts division, and with Yankelovich, Skelly and White, Inc., industrial and corporate communications division, in project management.

        Mr. Gardner's experience in the publishing industries, including his several senior positions at Reader's Digest, gives him an understanding of the opportunities and challenges associated with our business. In addition, Mr. Gardner brings an understanding of financial issues to the Board and the Audit and Finance Committee.

W. KIRK LIDDELL

        Mr. Liddell, 65, has served on the Dex Media Board of Directors since April 2013; he previously served as a Director of Dex One from January 2010 to April 2013. Mr. Liddell previously served as interim Principal Executive Officer of Dex One, from May 2010 to September 2010. He currently serves as the Chairman of the Audit and Finance Committee. Mr. Liddell has served as President, Chief Executive Officer and Director of Irex Corporation, the parent corporation of a specialty contracting network serving commercial, industrial, marine and residential customers, since 1984. Prior to joining Irex Corporation, Mr. Liddell was an associate at Covington & Burling in Washington, D.C., where he practiced corporate law with a focus on bank regulation, securities and antitrust.

        Mr. Liddell brings to the Board operational experience as the chief executive of a company directly interfacing with local businesses and consumers. In addition, Mr. Liddell brings an understanding of financial issues to the Board and the Audit and Finance Committee.

THOMAS S. ROGERS

        Mr. Rogers, 60, has served on the Dex Media Board of Directors since April 2013; he previously served as a Director of SuperMedia from 2006 to April 2013. He currently serves as a member of the Compensation and Benefits Committee. Mr. Rogers serves as President and Chief Executive officer of TiVo Inc., a provider of television-based interactive and entertainment services, a position he has held since July 2005. He also currently serves on the board of directors of TiVo Inc. Mr. Rogers previously served as Chairman of the board of Teleglobe International Holdings, Ltd., a provider of international voice, data, internet and mobile roaming services, from November 2004 to February 2006. He also has served as Chairman of TRget Media LLC, a media industry investment and operations advisory firm, since July 2003. Mr. Rogers served as the senior operating executive for media and entertainment for Cerberus Capital Management, a large private equity firm, from 2004 to July 2005. Prior to holding that position, he served as Chairman and Chief Executive Officer of Primedia, Inc., a print, video and online media company, from October 1999 to April 2003. From January 1987 until October 1999, Mr. Rogers held positions with National Broadcast Company, Inc., including president of NBC Cable and executive vice president.

        As a long-term member of the board of SuperMedia Mr. Rogers has a familiarity with our business that makes him uniquely qualified to serve as a director of Dex Media. As president and chief executive officer of a public company, Mr. Rogers has significant exposure to, and we benefit from his experiences related to, the opportunities and challenges associated with our business. Additionally, his service on other public company boards allows the Company to leverage his experiences with, among other things, appropriate oversight and corporate governance matters.

ALAN F. SCHULTZ

        Mr. Schultz, 56, has served on the Dex Media Board of Directors since April 2013 and currently serves as the non-executive Chairman of the Board; he previously served as a Director of Dex One from 2005 to April 2013, and was non-executive Chairman of the Dex One Board of Directors from August 2011 to April 2013 and from June 2010 to September 2010. Mr. Schultz served as non-executive Chairman of the Board of Valassis Communications, Inc., a respected leader within the marketing services and promotional media industries, from January 1, 2012 to February 4, 2014, following his retirement as President and Chief Executive Officer effective December 31, 2011. From 1997 through December 2011, Mr. Schultz served as Chairman, President and Chief Executive Officer of Valassis. Prior to that, Mr. Schultz held numerous executive positions in sales, marketing, operations and finance with Valassis. He has served on the Board of Directors of the Ad Council and the American Advertising Federation. Mr. Schultz joined Valassis from Deloitte and Touche in 1984.

        Mr. Schultz brings to the Board experience as the former chief executive officer of a publicly-held marketing services company servicing both national and local businesses. Mr. Schultz also has significant experience with the Company's business and industry.

JOHN SLATER

        Mr. Slater, 42, has served on the Dex Media Board of Directors since April 2013; he previously served as a Director of SuperMedia from January 2010 to April 2013. He currently serves as a member of the Audit and Finance Committee and the Corporate Governance Committee. Mr. Slater serves as a Senior Vice President at Paulson where he focuses on investments in the media, telecom and technology sectors. Mr. Slater joined Paulson in January 2009. Previously, he was a vice president at Lehman Brothers and Barclays Capital where he worked from 2004 to 2008 in the global trading strategies group, focusing on investments in the media and other sectors. Prior to Lehman Brothers and Barclays Capital, Mr. Slater was senior director, finance and strategy, at NextSet Software Inc., a financial trading systems software vendor. He started his career as an associate consultant at Burlington Consultants, a strategy consultancy based in London.

        Mr. Slater brings leadership, financial experience and a background in the media, telecom and technology industries to the Board. Mr. Slater's exposure to companies in the media, telecom and technology industries provides valuable insight to the Board regarding industry trends that affect our Company. Mr. Slater also brings to the Board the perspective of large institutional investors.

JOSEPH A. WALSH

        Mr. Walsh, 51, has joined the Company as its President and Chief Executive Officer and a member of the Board of Directors in October 2014. Prior to joining the Company, Mr. Walsh was the Chairman and Chief Executive Officer of Walsh Partners, a private company founded in 2012 that has been focused on investments and advisory services. Mr. Walsh has also served as the Executive Chairman of

Cambium Learning Group, Inc., a leading educational solutions and services company, since March 2013. Mr. Walsh was previously employed by Yellowbook Inc., a digital and print marketing solutions company, from 1987 until 2011, and served as President and Chief Executive Officer and a member of its board of directors from 1993 until 2011. In 1982, Mr. Walsh co-founded IYP Publishing, a company sold in 1985 to DataNational Corporation, a leading provider for enterprise software and services. He served as Vice President of Sales at DataNational until joining Yellowbook in 1987. Mr. Walsh served as Chairman of the Local Search Association (LSA) and on the board of LSA's predecessor, the Yellow Pages Association. He was also Chairman and a long-term board member of the Association of Directory Publishers and served on the board of the Association of Directory Marketing.

        Mr. Walsh possesses substantial executive, business and operational experience relating to yellow pages directory advertising and publication industry which gives him unique knowledge of the opportunities and challenges associated with our business. Mr. Walsh's familiarity with our business and industry and the various market participants provides invaluable insight and advice to our board.

DOUGLAS D. WHEAT

        Mr. Wheat, 64, has served on the Dex Media Board of Directors since April 2013; he previously served as the Chairman of the Board of Directors of SuperMedia from July 2010 to April 2013, including Executive Chairman from August 2010 to December 2010. He currently serves as the Chairman of the Corporate Governance Committee. Mr. Wheat serves as Chairman of AMN Healthcare Services, Inc., one of the leading temporary healthcare staffing companies in the world, and as the Chairman of the Board of Overseas Shipholding Group, Inc., a market leader in global energy transportation services. Mr. Wheat previously served as a director of Playtex Products, Inc. from 1995 to 2007 (including serving as its chairman from 2004 to 2006). Mr. Wheat has served as a member of the boards of directors of Dr. Pepper/Seven-Up Companies, Inc., Thermadyne Industries, Inc., Sybron International Corporation, Smarte Carte Corporation, Nebraska Book Corporation, and ALC Communications Corporation. Since 2008, he has served as Managing Partner of Southlake Equity Group (formerly Challenger Equity Group), a private investment firm. Prior to Southlake Equity Group, he served as president of Haas Wheat & Partners, a private investment firm specializing in strategic equity investments and leveraged buyouts of middle market companies from 1992 to 2006. Mr. Wheat also held various leadership and senior management positions at Grauer & Wheat and Donaldson Lufkin & Jenrette Securities Corporation earlier in his career.

        Mr. Wheat's extensive experience serving on public company boards, including as chairman of three public boards, and his expertise in a variety of financial matters make him uniquely qualified to serve on our Board. Additionally, Mr. Wheat's experiences have provided him with critical knowledge with respect to, among other things, appropriate oversight and related actions utilized in the Board environment, including concerning corporate governance matters.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
 A VOTE "FOR"
THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ABOVE

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides a description of our compensation philosophy, the objectives of our compensation programs for executive officers, and the process that the Compensation and Benefits Committee of the Board of Directors, referred to below as the "Committee," follows to make decisions regarding executive compensation arrangements.

        This discussion and analysis should be read in conjunction with the accompanying tables and text disclosing the compensation awarded to, earned by, and paid to, our named executive officers, referred to herein as the "Named Executive Officers" or "NEOs." The "NEOs" for 2014 include: Joseph A. Walsh, President and Chief Executive Officer; Paul D. Rouse, Executive Vice President—Chief Financial Officer and Treasurer; Del Humenik, Executive Vice President—Chief Revenue Officer; Raymond R. Ferrell, Executive Vice President—General Counsel and Corporate Secretary; Debra M. Ryan, Executive Vice President—Chief Human Resources Officer; Peter J. McDonald, former President and Chief Executive Officer (resigned effective October 14, 2014); Samuel D. Jones, former Executive Vice President—Chief Financial Officer and Treasurer (resigned effective November 14, 2014); and Frank P. Gatto, former Executive Vice President—Operations (resigned effective October 31, 2014).

We have organized the discussion into the following sections:

  SECTION 1—BUSINESS SUMMARY AND HIGHLIGHTS

  SECTION 2—CHIEF EXECUTIVE OFFICER PAY AND TRANSITION

  SECTION 3—OUR COMPENSATION DECISION-MAKING PROCESS

  SECTION 4—COMPENSATION PHILOSOPHY, OBJECTIVES AND PROGRAMS

  SECTION 5—EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENTS

  SECTION 6—OTHER COMPENSATION RELATED ITEMS

SECTION 1—BUSINESS SUMMARY AND HIGHLIGHTS

        Dex Media was formed on April 30, 2013 through the merger of Dex One and SuperMedia, two major providers of local, social, and mobile marketing solutions to businesses in communities across the United States. Our mission is to be the trusted marketing partner for local businesses. 2014 was the first full year of operation for our combined company following the merger, and we made progress on many fronts. Our accomplishments in 2014 included:

  •
  We served more than 490,000 clients from a broad, diverse set of industries and occupations;

  •
  We hosted 129 billion searches on our networks: DexKnows.com and Superpages.com;

  •
  We published more than 1,700 distinct directory titles in 42 states and distributed approximately 100 million directories to businesses and residences in the United States;

  •
  We delivered $388 million in net cash provided by operating activities;

  •
  We retired $381 million of bank debt; and

  •
  We started implementing an organizational restructuring program, designed to reorganize and strategically refocus the Company.

        In December 2014, we started implementing an organizational restructuring program designed to reorganize and strategically refocus the Company and to transform Dex Media into a leaner, nimbler and more competitive organization positioned to be the leading multi-product marketing provider for small and medium-sized businesses. The program includes the launch of virtual sales offices, enabling the Company to eliminate field sales offices, the automation of the sales process, integration to eliminate duplicative systems, product simplifications, introduction of new sales tools and workforce reductions.

SECTION 2—CHIEF EXECUTIVE OFFICER PAY AND TRANSITION

        On October 14, 2014, we announced the retirement of Mr. McDonald, our then President and Chief Executive Officer, and the appointment of Mr. Walsh as our President and Chief Executive Officer and a Board member.

        To ensure a smooth transition, our Board worked closely with Mr. McDonald in identifying and recruiting his successor. Further to this goal, the Board retained Mr. McDonald via a consulting agreement for a 12-month period beginning in October 2014 (see "Compensation Discussion and Analysis—Section 5—Executive Employment and Consulting Agreements" for further details). Before joining Dex Media as our President and Chief Executive Officer, Mr. Walsh provided consulting services to our Board with respect to the Company's business operations and strategy from March 2014 to October 2014, through his wholly-owned consulting firm, Walsh Partners.

        Mr. Walsh's top priority is to accelerate the Company's transformation to the leading marketing services provider for small and medium-sized businesses. To help accomplish this goal, he assembled an experienced executive team combining talent from within our Company as well as some long-time colleagues from the industry. That experience will be critical to transforming the traditional print-based directory business to a digital and multi-product marketing service business (see "Proxy Summary—Changes to Our Executive Management Team" for further details). Some of the compensation strategy changes we made in 2014 are reflected in Mr. Walsh's own compensation package, which evidences heavy emphasis on performance-based compensation.

CEO Pay

        The compensation package for our current President and Chief Executive Officer, Mr. Walsh, comprises an annual base salary of $150,000 and long-term incentives valued as of their award date at $7,183,180. The long-term incentives have two components: (i) 271,000 stock options with an exercise price equal to their fair market value of the Company's common stock on the grant date of $7.54, having a total award value of $1,130,070 (using the Black-Scholes option pricing model), and (ii) 350,000 units in the Company's Value Creation Program (the "VCP") valued at $6,053,110, or $17.29 per unit, on the grant date (using a Monte Carlo simulation, a type of option pricing model). See Note 11 to the consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2014, for a description of the assumptions used in the Monte Carlo simulation. The actual value to the CEO of the stock options and VCP will depend on actual results and could be higher or lower than the award value.

        These long-term incentive awards are intended to cover performance from October 14, 2014, Mr. Walsh's hire date, through the time the awards vest. The stock options will vest on December 31, 2017, subject to the terms of the applicable award agreement. The performance period for the VCP units ends on December 31, 2017, and the value of those units, if any, will be paid out in equal one-third installments on each of March 31, 2018, June 30, 2018 and December 31, 2018. The Committee currently has no plans to award Mr. Walsh additional long-term incentives prior to December 31, 2017. The annualized award value for the stock options and VCP units awarded to Mr. Walsh for the period from October 14, 2014 to December 31, 2017 is $2,186,696.

        Mr. Walsh's total compensation package is weighted heavily towards performance-based incentive awards, or pay "at risk." Below is an illustration of the fixed and variable proportions of Mr. Walsh's compensation package. For this illustration, we have annualized the expected value, based on the estimated value at the time the awards were made, of both the stock options and VCP units that Mr. Walsh received on his hire date:

Proportion of Fixed vs. Variable
Compensation

        See "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" and "Executive Compensation Tables—Grants of Plan-Based Awards" for further description of the stock option and VCP unit awards that comprise Mr. Walsh's performance-based incentives.

SECTION 3—OUR COMPENSATION DECISION-MAKING PROCESS

Stockholders Advisory Vote: "Say on Pay"

        At the Company's annual meeting of stockholders held in May 2014, a substantial majority (90.86%) of the votes cast on the proposal to approve executive compensation, on an advisory basis, were voted in favor of the proposal. The Committee believes this affirms stockholders' support of the Company's approach to executive compensation.

Role of the Compensation and Benefits Committee

        The Committee is responsible for reviewing and making individual compensation determinations including, but not limited to, salary, annual cash incentives, long-term incentive awards of cash or stock and any other awards made to the CEO and senior management (which includes all executive officers as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934). The Committee annually reviews and approves the corporate goals, objectives, and other key measures relevant to compensation of the Company's executive officers. All key decisions are presented to the full Board for review and, in the case of the CEO, for ratification.

        The Committee reviews and approves the Company's incentive compensation and equity-based compensation plans, including the performance measures to be applied in determining incentive awards. The Committee oversees the administration of the incentive compensation and equity-based compensation plans to ensure consistency with the Committee's compensation policies, objectives, and programs with respect to plan participation, including, but not limited to, approving general size of overall awards, designating eligible participants, approving awards, appointing and reviewing the performance of plan administrators, and imposing any limitations, restrictions and conditions upon awards. The Committee also reviews performance-based awards, such as those payable under our annual and long-term incentive plans, prior to any payout to ensure that performance under the plan is sufficient to merit an award, and payments are made in accordance with the plan terms.

        The Committee works with management and the Committee's independent compensation consulting firm, Semler Brossy Consulting Group LLC ("Semler Brossy"), to make pay determinations and to ensure that our programs are competitive and meet our compensation objectives (see "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" for further details).

Role of the Committee's Compensation Adviser

        As mentioned above, the Committee has selected Semler Brossy as its independent compensation adviser. Semler Brossy reports directly to the Committee and does not have any other consulting engagements with management or the Company. The Committee has assessed the independence of Semler Brossy and concluded that its engagement of Semler Brossy did not raise any conflict of interest with the Company or any of its directors or executive officers in 2014. In making this assessment, the Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Securities Exchange Act of 1934, including the fact that Semler Brossy does not provide any other services to the Company, the level of fees received from the Company as a percentage of Semler Brossy's total revenue, policies and procedures employed by Semler Brossy to prevent conflicts of interest, and whether the individual Semler Brossy advisers to the Committee own any of the Company's stock or have any business or personal relationships with members of the Committee or our executive officers.

        The Committee regularly seeks advice from Semler Brossy on current trends in compensation design, including overall levels of compensation, the appropriateness of peer group companies, the relative weightings of compensation elements and the value of particular performance measures on which to base compensation. Within this framework, Semler Brossy has been directed to work collaboratively with management to ensure sufficient understanding of the Company's business and compensation programs.

        With respect to compensation for Dex Media's CEO, Semler Brossy provides competitive market CEO compensation data for the Committee's consideration. In accumulating these relevant data, Semler Brossy relies on its understanding of Dex Media's business and compensation programs and its independent research and analysis. Semler Brossy does not meet with the CEO with respect to his compensation.

        For executive officers other than the CEO, our Chief Human Resources Officer works with the CEO to develop recommendations to the Committee. In developing these recommendations, the CEO considers the Company's overall performance, each individual's scope of responsibility, competitive market compensation data, individual performance, and the CEO's assessment of the individual's current and future potential contributions.

Executive Compensation Peer Group

        Semler Brossy assists the Committee in determining an appropriate compensation benchmarking group for our executive officers. In 2014, the Committee reexamined the peer group and made changes that are reflected in the table below. The current peer group includes companies in the Advertising (GICS Industry 25401010) and Publishing (GICS Industry 25401040) subcategories of Media companies with trailing four quarter revenues between $1.0 billion and $2.5 billion that are comparable to Dex

Media. The peer group is used to provide market references in establishing the total compensation opportunity for our executive officers. For 2014, this group comprised:

IAC/InterActiveCorp	John Wiley & Sons Inc.
Lamar Advertising Company	Meredith Corporation
Scholastic Corporation	The McClatchy Company
The New York Times Company

        The Committee's objective is to position an executive officer's target total direct compensation opportunity (base salary plus target annual incentive plus target long-term incentive) within a 10% to 15% range of the median of the competitive market for the executive officer's position. Of course, actual pay will vary from year to year and may be below or above target, depending on both the Company's performance relative to our annual and long-term incentive plan metrics and the executive officer's individual performance.

        The Committee did not rely exclusively on peer group data in setting the terms of the 2014 compensation programs. Similarly, the Committee did not set total direct remuneration or its component parts at levels designed to achieve a mathematically precise market position, nor is there a commitment or understanding to provide executives with compensation at any specific level, or within any specific range with respect to the peer group.

SECTION 4—COMPENSATION PHILOSOPHY, OBJECTIVES AND PROGRAMS

        Our goal for the executive compensation program is to attract, motivate, and retain a talented, entrepreneurial, and creative team of executives who will provide leadership for the Company's success in dynamic and competitive markets. Our compensation philosophy is to provide a balanced compensation program that rewards employees for the achievement of the Company's financial, operational and strategic goals. We believe that the most effective program will provide a competitive base salary with annual and long-term incentives based on performance.

        For 2014 our executive compensation programs focused on both top-line and bottom-line performance, all while working on transforming our business and positioning the Company to be the leading multi-product marketing provider for small and medium-sized businesses.

        Following the merger of Dex One and SuperMedia in April 2013, the Committee developed our 2014 compensation design and target compensation opportunities, comprising a mix of fixed and variable compensation, including base salaries and annual and long-term incentives that created a balance between annual and long-term focus. Our annual incentive design included metrics tied to the Company's financial growth plan. Long-term incentives awarded for 2014 included stock options, promotional grants of restricted stock, and performance-based cash awards, scheduled to pay out one year after the performance period ended (such performance period ended on December 31, 2014). A new long-term incentive plan, the VCP, was introduced in 2014. These programs are described in more detail below.

What We Pay and Why: Elements of Compensation

        Our executive compensation program is designed to be competitive with companies both within and outside our industry so that we can attract and retain talented management employees. We design our compensation plans to be transparent to our executive officers and to stockholders, and to evidence and support positive governance principles.

        The following table sets forth elements of our 2014 executive compensation program. Additional details regarding these compensation elements follow immediately after the table:

	What it Does—How it Works	2014 Plan Metrics—Weighting
Base Salary	• Basic element of competitive pay • Influences annual incentive value (base salary × target annual incentive %)	Not applicable.

Annual Incentive

•

Short-term incentive plan

•

Performance-based compensation element with a variable payout potential based on corporate and individual performance.

•

Performance metrics are established at the beginning of the performance period.

•

This plan is intended to motivate and reward executive officers for the achievement of annual (short-term) business objectives.

• EBITDA—30% • Free Cash Flow—10% • Print Ad Sales—25% • Digital Ad Sales—35%

Long-term Incentive: 2013 - 2015 Cash Long-term Incentive Plan

•

This plan was effective in 2014 and will not be continued in 2015; awards for the 2013 performance period paid out in December 2014, and awards for the 2014 performance period are scheduled to be paid out in December 2015.

•

This plan provided significant focus on improving our Free Cash Flow for 2014 and on growing the digital marketing side of our business.

•

This plan was intended to motivate and reward executive officers for achievement of the plan goals, and also to provide Dex Media with a measure of retention value to maintain a stable executive leadership team.

• Free Cash Flow—50% • Digital Ad Sales—50%

Long-term Incentive: Value Creation Plan (VCP)

•

This plan was introduced in October 2014 to provide executive officers an opportunity to receive long-term compensation based on the net value creation in the Company.

•

The VCP is a long-term plan; it measures the value creation over a roughly three-year performance period (October 2014 through December 2017).

Net change in fair market value of the Company's total invested capital, including:

•

Equity securities

•

Debt securities

•

Bank debt;

•

Plus cash dividends and cash debt payments (interest and principal);

•

Reduced by any net value contributed from external sources

	What it Does—How it Works	2014 Plan Metrics—Weighting
Long-term Incentive: Stock Options

•

Options to acquire shares of stock that vest either over a four-year period or on December 31, 2017.

•

Designed to retain executives and align their interests with those of the company's stockholders.

Not applicable.

Long-term Incentive: Restricted Stock	• Shares of stock that vest as a result of continued employment with the company. • Designed to retain executives and align their interests with those of the company's stockholders.	Not applicable.

Cash Allowance	• This plan provided a monthly stipend to eligible executive officers; the Cash Allowance was discontinued effective December 31, 2014.	Not applicable.

Financial Counseling

•

This plan provided for financial counseling and tax preparation services through a financial or tax adviser, up to a fixed annual maximum amount.

•

The financial counseling program was discontinued in December 2014. Eligible executive officers may receive benefits under the plan through April 2015, so that they may complete their 2014 financial and tax planning.

Executive Physical	• Eligible executive officers receive $2,000 per year for a comprehensive medical examination

Retirement Benefits

•

A 401(k) retirement savings plan enables all employees, including executive officers, to contribute a portion of their compensation with a company matching contribution.

•

Predecessor companies' pension plans for certain employees and executive officers.

Not applicable.

Employment and Severance Benefits

•

CEO Employment Agreement provides for salary, incentive opportunities and severance benefits.

•

Dex Media, Inc. Severance Plan—Executive Vice Presidents and Above ("Severance Plan") provides for severance benefits equal to a multiple of salary and target short-term incentive award in the event of certain terminations of employment.

Not applicable.

Details: 2014 Base Salaries and Annual Incentives

Base Salaries

        As mentioned above, the Committee is responsible for reviewing and making individual executive officers' compensation determinations. In consultation with management, the Committee evaluates the performance of executive officers in light of agreed upon measures and determines and approves, or recommends to the Board for approval, executive officers' compensation, including annual base salary levels, but does not automatically increase these levels each year. We believe that base salary increases at the executive officer level are generally warranted when (i) the employee has had a significant increase in job responsibilities, (ii) the employee's base salary is not viewed as externally competitive or internally equitable, based on the analysis performed by the Committee's independent adviser, or (iii) individual performance and career growth support an increase to base salary.

        In December 2014, the Committee reviewed base salaries for our executive officers and approved an increase of Mr. Ferrell's base salary from $312,500 to $340,000, effective January 1, 2015, to bring Mr. Ferrell's salary in line with his peers and within the median range of the competitive market for his position. Messrs. Walsh's and Rouse's base salaries were determined in connection with their respective hiring in October and November, 2014. Based on the input received from Semler Brossy and considering that recently-hired officers' pay was reviewed and approved at the time of hire, the Committee determined that no other base salary increases were warranted in 2014.

Annual Incentives

        We provide our executive officers with the opportunity to earn annual, performance-based cash compensation under our Short-term Incentive Plan ("STI"), which covers our fiscal year (the calendar year). Payouts under the STI are determined annually by the Committee based on the executive officer's target incentive and performance against pre-determined performance measures.

        Annual incentive opportunities for executive officers are expressed as a percentage of base salary. The Committee follows the same benchmarking and decision-making process with respect to annual incentives as it does with base salary; reviewing publicly available data of the Company's peer group to assess the competitiveness of the executives' compensation components, as the Committee deems appropriate. The Committee may reassess the target annual incentive for each executive officer from time to time. The annualized base salary levels and target annual incentives for each of our NEOs in 2014 (which comprise both current and former executive officers, as indicated) were as follows:

	Name	Annualized Base Salary	Target Annual Incentive (STI)
Current Executive Officers	Joseph A. Walsh	$150,000	0%
	Paul D. Rouse	$450,000	70%
	Del Humenik(1)	$600,000	85%
	Debra M. Ryan	$332,000	60%
	Raymond R. Ferrell	$312,500	60%
Former Executive Officers(2)	Peter J. McDonald	$1,050,000	100%
	Samuel D. Jones	$514,000	85%
	Frank P. Gatto	$430,000	70%

(1)
On May 27, 2014, our Board of Directors promoted Mr. Humenik to the position of the Chief Operating Officer of the Company, effective May 28, 2014. As part of his promotion, Mr. Humenik's annual base salary was increased from $500,000 to $600,000 and his annual STI award opportunity increased from 70% to 85% of his base salary. Effective November 4, 2014, Mr. Humenik became the Executive Vice President—Chief

  Revenue Officer, with responsibility for managing sales for our Company. Under our new management structure, the position of Chief Operating Officer was eliminated.

(2)
Mr. McDonald, our former President and Chief Executive Officer, retired as an executive officer and a director of the Company effective October 14, 2014. Mr. Jones, our former Executive Vice President—Chief Financial Officer and Treasurer, resigned as an executive officer of the Company effective November 14, 2014. Mr. Gatto, our former Executive Vice President—Operations, resigned effective October 31, 2014.

2014 Annual Incentive Plan Metrics and Performance

        There were four performance metrics in our 2014 STI. Below is a description of those metrics and our threshold, target and maximum performance levels and respective payouts under the plan.

  1.
  EBITDA.    This performance metric supports our focus on improving revenue trends. It represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including adjustments for the impacts of acquisition accounting, merger integration costs, business transformation costs, long term incentive compensation, asset write downs, and employee benefit plan amendments. EBITDA is not defined by GAAP.

  2.
  Free Cash Flow.    This performance metric supports our goal of generating cash to build the business, while continuing to meet our debt requirements. It is defined as cash flow from operations, less capital expenditures. Free Cash Flow is not defined by GAAP.

  3.
  Print Ad Sales.    This performance metric supports the Company's mandate to continue offering a full array of marketing solutions, including improved print yellow pages products.

  4.
  Digital Ad Sales.    This performance metric reinforces the strategic imperative to grow digital revenue and increase the Company's digital presence.

        The Committee developed the performance and payout parameters for the 2014 STI in the first quarter of 2014. We set threshold, target and maximum performance levels for each metric and the targets were tied to our annual operating plan.

        As illustrated in the tables below, the Committee established a minimum performance threshold of 90% of target for each metric. This means that performance below 90% of target for any metric would result in no incentive award being earned for that metric. As an example, if performance on EBITDA, which was weighted 30%, came in below 90% of target, then 30% of the STI payout opportunity would not be funded. The Committee established a maximum performance level at 120% of target performance for each metric, and capped the maximum payout at 200% of target.

        For performance between any of the breakpoints listed in the table below, we would interpolate the value of the payout using the percentages immediately above and below the values in the table. Our actual 2014 performance and payout results follow these tables.

EBITDA 30%		FREE CASH FLOW 10%		PRINT AD SALES 25%		DIGITAL AD SALES 35%
Performance	Payout	Performance	Payout	Performance	Payout	Performance	Payout
90%	65%	90%	65%	90%	65%	90%	65%
95%	83%	95%	83%	95%	83%	95%	83%
100%	100%	100%	100%	100%	100%	100%	100%
110%	135%	110%	135%	110%	135%	110%	135%
120%	200%	120%	200%	120%	200%	120%	200%

        On March 5, 2015 the Committee reviewed the Company's performance against the pre-established metrics for fiscal year 2014. The Committee determined that: EBITDA results were at 98.6% of target, resulting in a 95.2% payout for this measure; Free Cash Flow results were at 109% of target, resulting in a 131.5% payout for this measure; Print Ad Sales were at 100.5% of target, resulting in a 101.6% payout for this measure; and Digital Ad Sales results were at 94.6% of target, resulting in a 81.2% payout for this measure. Given the performance described above, the total payout percent for the 2014 STI Plan was 95.6% overall. The resulting incentive payments to Named Executive Officers are detailed in the table below:

	Name	2014 STI Paid in March 2015
Current Executive Officers	Joseph A. Walsh	N/A
	Paul D. Rouse	N/A
	Del Humenik	$459,273
	Debra M. Ryan	$190,435
	Raymond R. Ferrell	$179,250
Former Executive Officers	Peter J. McDonald	$963,000
	Samuel D. Jones	$380,642
	Frank P. Gatto	$250,696

2014 Special Awards

        On March 10, 2014 we granted one-time, special cash awards to our Named Executive Officers. The special awards for the NEOs excepting the CEO were recommended by the CEO and approved by the Committee. The special award for the CEO was recommended by the Committee and approved by the full Board. The Committee determined that these awards were warranted based on the executive officers' performance in leading the integration of Dex One and SuperMedia following the merger. In approving these awards, the Committee and the Board desired to recognize the significant achievements made in integrating the two companies, and noted that the STI, while focused on four areas of operational performance, did not include an effective way to recognize integration results.

	Name	March 2014 Special Awards
Current Executive Officers	Del Humenik	$13,000
	Debra M. Ryan	$8,000
	Raymond R. Ferrell	$5,500
Former Executive Officers	Peter J. McDonald	$30,000
	Samuel D. Jones	$15,000
	Frank P. Gatto	$11,000

Details: Long-term Incentive Plans and Awards in 2014

        Dex Media provides its executive officers with the opportunity to earn variable long-term equity and/or cash compensation under its long-term incentive plans. The purpose of these long-term awards is to reward executive officers for performance over a longer time period and to provide incentives for them to achieve Dex Media's long-term financial and operational goals. The Dex Media, Inc. Equity Incentive Plan (the "EIP") and the Dex Media, Inc. Amended and Restated Long-Term Incentive Plan (the "LTIP") are intended to advance the best interests of the Company, its affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue their employment with the Company. The LTIP and EIP are administered by the Committee and will terminate no later than ten years after their respective adoption.

        In March 2014, the Committee approved goals and weightings, under the Company's long-term incentive program comprised of awards of restricted stock, non-qualified stock options and long-term cash under the LTIP and EIP. Non-qualified stock options are granted for the three year period and the cash component is provided each year. While the Committee reserves the ability to grant equity to NEOs in 2015, the intent of the 2013-2015 design is that no additional equity awards will be made to NEOs except in the case of a promotion or new hire.

2014 Restricted Stock Awards to Executive Officers

        In connection with his promotion to the position of the Chief Operating Officer of the Company, effective May 28, 2014, Mr. Humenik received an additional restricted stock award of 10,000 shares. The restricted stock award vests on December 31, 2016, subject to the terms of the applicable award agreement. The grant date fair value of this award was $99,900.

        In connection with his appointment as the Corporation's Executive Vice President—General Counsel and Corporate Secretary, on January 2, 2014, Mr. Ferrell received an additional restricted stock award of 8,401 shares. The restricted stock award vests on December 31, 2015, subject to the terms of the applicable award agreement. The grant date fair value of this award was $54,859.

        No other restricted stock awards were granted to our NEOs in 2014.

2014 Non-Qualified Stock Option Awards

        The following NEOs were awarded non-qualified stock options under the EIP, with exception of Mr. Walsh, who received a grant of non-qualified stock options on a stand-alone basis, outside the EIP, in the following amounts on the terms and conditions set forth in their respective stock option award agreements:

Executive Officer	Stock Options(1)	Stock Options Grant Date Value(2)
Joseph A. Walsh	271,000	$1,130,070
Paul D. Rouse	30,972	$155,789
Del Humenik	40,486	$215,895
Raymond R. Ferrell	47,158	$196,895
Debra M. Ryan	19,358	$97,371

(1)
On December 15, 2014, Messrs. Rouse, Humenik and Ferrell and Ms. Ryan were awarded stock options to acquire 30,972, 15,486, 19,358 and 19,358 shares of the Company's common stock, respectively, which vest on December 31, 2017. The exercise price for these options is $9.18. As a material inducement to accept the position of our Chief Executive Officer, on October 14, 2014, Mr. Walsh received an award of stock options to acquire 271,000 shares of the Company's common stock at an exercise price of $7.54, and vesting date of December 31, 2017. In connection with his promotion to the position of the Chief Operating Officer of the Company, effective May 28, 2014, Mr. Humenik received an additional award of stock options to acquire 25,000 shares of the Company's common stock at an exercise price of $9.99, vesting over four years in equal installments of one-fourth on each of March 31, 2015, 2016, 2017 and 2018. In connection with his appointment as the Corporation's Executive Vice President—General Counsel and Corporate Secretary, on January 2, 2014, Mr. Ferrell received an additional award of stock options to acquire 27,800 shares of the Company's common stock at an exercise price of $10.25, vesting over four years in equal installments of one-fourth on each of March 31, 2014, 2015, 2016 and 2017.

(2)
The values presented in the table are based on the grant date Black-Scholes valuation model at $5.57 fair value per share for the grant of September 5, 2013. Grant of January 2, 2014 equals $3.58; grant of May 28, 2014 equals $5.52; grant of October 14, 2014 equals $4.17; and grant of December 15, 2014 equals $5.03 fair value per share.

2013-2015 Cash Long-term Incentive Plan

        On March 10, 2014, the Committee established the performance objectives and other terms for the 2014 measurement period under the Company's 2013-2015 Cash Long-term Incentive Plan (the "2013-2015 Cash LTIP"), which provides for a payment of incentive compensation to the Company's executive officers and to other eligible employees. These incentive compensation payments are determined by the Company's achievement of specified performance metrics determined at the start of each performance year.

        The 2013-2015 Cash LTIP comprises three performance periods. Each of fiscal years 2013, 2014 and 2015 represents one performance period. If, at the end of a measurement period, the Company's performance against the specified performance metrics results in an award being payable to any participating executive officer, the payment of such award shall be made in December of the following year.

        The total target incentive opportunity for 2014 performance period under the 2013-2015 Cash LTIP for the following Named Executive Officers is set forth below:

Executive Officer	2014 Target Award
Del Humenik(1)	$900,000
Debra M. Ryan	$250,000
Raymond R. Ferrell	$200,000

(1)
In connection with his promotion to the position of the Executive Vice President—Sales and Marketing on January 1, 2014, Mr. Humenik's target award opportunity for the 2014 performance period under the 2013-2015 Cash LTIP increased from $550,000 to $750,000. In connection with his promotion the position of the Chief Operating Officer of the Company on May 28, 2014, Mr. Humenik's target award opportunity for the 2014 performance period under the 2013-2015 Cash LTIP increased from $750,000 to $900,000, effective as of May 1, 2014. As noted above, effective November 4, 2014, Mr. Humenik became the Executive Vice President—Chief Revenue Officer, with responsibility for managing sales for our Company. Under our new management structure, the position of Chief Operating Officer was eliminated.

        Under the terms of his employment agreement, our former CEO, Mr. McDonald, is entitled to receive a pro rata payout of the 2014 performance period award under the 2013-2015 Cash LTIP equal to $984,375, payable in December 2015. Pursuant to the terms of the 2013-2015 Cash LTIP and the Severance Plan, Mr. Jones' and Mr. Gatto's (our former executive officers) 2014 performance period awards were forfeited.

        For 2014, performance under the 2013-2015 Cash LTIP is based on: (i) 2014 Free Cash Flow (defined as cash from operations, less additions to fixed assets and capitalized software), which comprises 50% of the total award opportunity; and (ii) 2014 Digital Ad Sales, which comprises 50% of the total award opportunity.

        Each of these metrics was assigned a threshold, target and maximum performance and payout level. To facilitate payout calculations, performance in between these breakpoints would be calculated using straight line interpolation (i.e., between threshold and target or between target and maximum). The table below provides the thresholds and maximums for each metric.

FREE CASH FLOW 50%		DIGITAL AD SALES 50%
Target %	Payout %	Target %	Payout %
90%	75%	90%	50%
95%	88%	95%	75%
100%	100%	100%	100%
110%	125%	110%	150%
120%	150%	120%	200%

        On March 5, 2015, the Committee reviewed the Company's performance against the pre-established metrics for fiscal year 2014. The Committee determined that 2014 Digital Ad Sales results were at 94.6% of target, resulting in a 73.2% payout, and adjusted Free Cash Flow results were at 109% of target, resulting in a 122.5% payout. Given the performance and relative weights described above, the total payout for the 2014 performance period under the 2013-2015 Cash LTIP is 97.9% of target. The 2014 award is scheduled to pay out in December 2015.

Value Creation Program

        On October 14, 2014, our Board of Directors approved the VCP, which is designed to enable the Company to retain and award participating employees and other service providers by giving them an opportunity to receive additional compensation based on the net value creation in the Company over the course of certain performance periods. The bonus pool under the VCP represents 7% of the total value creation under the program and is comprised of 700,000 award units. To the extent not all of the units are awarded by the end of the performance period, the unallocated units will be allocated to the participating executives in proportion to the number of units awarded each executive. As of December 31, 2014, participating executives had been granted 645,000 units. Value Creation is measured as the net change over the performance period commencing October 14, 2014 and ending December 31, 2017 in the fair market value of the Company's total invested capital, including equity securities, debt securities, and bank debt; plus cash dividends and cash payments (interest and principal) to debt, but reduced by any net value contributed from external sources, in each case as determined in the manner provided by the VCP. The VCP specifies that the fair market value of total invested capital at the beginning of the performance period (October 14, 2014) and the end of the performance period (December 31, 2017) is to be determined based on the average trading prices of equity securities, debt securities, and bank debt for the 20 days preceding each date.

        The structure of the VCP bonus pool is comparable to a dividend protected employee stock option in which the exercise price of the option is reduced by the amount of any cash dividends distributed prior to the option being exercised.

        Under the terms of the VCP award notices, the awards vest in equal one-third portions on each of March 31, 2018, June 30, 2018, and December 31, 2018, subject to the employee's continuous employment with the Company through each such date, and relevant portions of the award are payable in cash within 60 days of each applicable vesting date.

        The following NEOs were awarded units under the VCP in the following amounts on the terms and conditions set forth in their respective VCP award notices:

Executive Officer	Units in VCP	Percent of VCP Pool
Joseph A. Walsh	350,000	50%
Paul D. Rouse	40,000	5.7%
Del Humenik	20,000	2.9%
Debra M. Ryan	25,000	3.6%
Raymond R. Ferrell	25,000	3.6%

        In connection with the adoption of the VCP, the Committee will not grant 2013-2015 Cash LTIP awards for the 2015 performance period.

SECTION 5—EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENTS

Joseph A. Walsh Employment Agreement

        In connection with Mr. Walsh's appointment as our President and Chief Executive Officer, Mr. Walsh and the Company entered into an Employment Agreement, dated as of October 14, 2014 (the "Walsh Employment Agreement"). The Walsh Employment Agreement provides for an initial term of three years, during which Mr. Walsh is entitled to an annual base salary of $150,000. Mr. Walsh is also entitled to a grant of options to purchase 271,000 shares of the Company's common stock, which vest on December 31, 2017, as well as an award of 350,000 VCP units, representing 50% of the total incentive pool under the VCP. Under the Walsh Employment Agreement, the Company also pays Mr. Walsh $2,500 per month to maintain a remote office. For a description of the material terms of the Walsh Employment Agreement, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—President and CEO Employment Agreement."

Peter J. McDonald Employment Agreement; Consulting Agreement and Severance

        On December 19, 2013, the Company entered into an Amended and Restated Employment Agreement with Mr. McDonald in connection with his service as our President and Chief Executive Officer (the "McDonald Employment Agreement"). The McDonald Employment Agreement was terminated upon Mr. McDonald's retirement effective October 14, 2014. The McDonald Employment Agreement provided for an annual base salary of $1,050,000 beginning on January 1, 2014 and a target annual short-term incentive award of 100% of his base salary.

        In connection with Mr. McDonald's retirement and to ensure a smooth transition of his responsibilities, the Company and Mr. McDonald entered into a Consulting Services Agreement, dated October 14, 2014 (the "McDonald Consulting Agreement"), pursuant to which the Company will retain Mr. McDonald as a consultant for a term of twelve months, beginning on October 14, 2014. While he serves as a consultant, Mr. McDonald is not due any additional compensation beyond the severance benefits provided in the McDonald Employment Agreement. In connection with entering into the McDonald Consulting Agreement, the Company and Mr. McDonald agreed to change the payment schedule for a portion of the cash severance benefits payable to Mr. McDonald from a single lump sum, as contemplated by the McDonald Employment Agreement, to a monthly installment schedule over the 12-month consulting period. Mr. McDonald and the Company entered into the General Release Agreement, in connection with the termination his employment effective as of October 14, 2014. For a description of Mr. McDonald's severance benefits payouts, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control."

Samuel D. Jones and Frank P. Gatto Consulting Agreements

        Mr. Jones resigned as the Company's Executive Vice President—Chief Financial Officer and Treasurer effective November 14, 2014. To ensure a smooth transition of his responsibilities, the Company and Mr. Jones entered into a Consulting Services Agreement, dated November 4, 2014 (the "Jones Consulting Agreement"), pursuant to which the Company will retain Mr. Jones as a consultant for a term of twelve months, beginning on November 14, 2014. While he serves as a consultant, Mr. Jones will receive a monthly fee of $25,000, payable on a monthly basis in arrears. The Jones Consulting Agreement provides that Mr. Jones or the Company may terminate the Jones Consulting Agreement at any time and for any reason with at least 30 days' advance written notice to the other party; provided that the foregoing notice period is not required for a termination by the Company for cause, and that if the Company terminates the consulting arrangement other than for Cause and other than as a result of Mr. Jones securing full-time employment with another employer in an executive level capacity, prior to the six-month anniversary of the date of Mr. Jones' termination of employment with the Company, the Company shall pay to Mr. Jones the remaining unpaid consulting fees that would have been paid to him through the six-month anniversary of the date of his termination of employment with the Company in cash in a single lump sum within 30 days following the termination of the Jones Consulting Agreement.

        Mr. Gatto, the Company's former Executive Vice President—Operations, resigned as an executive officer of the Company effective October 31, 2014. To ensure a smooth transition of his responsibilities, the Company and Mr. Gatto have entered into a Consulting Services Agreement, dated October 31, 2014 (the "Gatto Consulting Agreement"), pursuant to which the Company will retain Mr. Gatto as a consultant for a term of twelve months, beginning on October 31, 2014. While he serves as a consultant, Mr. Gatto will receive a monthly fee of $16,650, payable on a monthly basis in arrears. The Gatto Consulting Agreement provides that Mr. Gatto or the Company may terminate the Gatto Consulting Agreement at any time and for any reason with at least 30 days' advance written notice to the other party; provided that the foregoing notice period is not required for a termination by the Company for cause.

Severance Plan

        The Company does not have employment agreements with any NEOs except for Mr. Walsh. Other NEOs are eligible to receive severance benefits and are subject to certain restrictive covenants under the Dex Media Severance Plan. The Severance Plan replaces and supersedes the SuperMedia Inc. Executive Transition Plan and the Dex One Corporation Severance Plan—Senior Vice President, the severance plans of our predecessor companies. The Severance Plan provides benefits to certain of our executives, serving in a position of Executive Vice President or a more senior position in the event of termination of their employment under the circumstances described in the Severance Plan. The Severance Plan was designed primarily to encourage executives to remain employed with the Company by providing certain severance protection against involuntary termination of employment with additional severance protection applicable to a termination of employment in connection with a change in control.

        For additional information about the Severance Plan, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Severance Plan." Mr. Walsh does not participate in, and is not entitled to receive any payments or other benefits under, the Severance Plan. Under the Walsh Employment Agreement, Mr. Walsh is entitled to receive payments upon the termination of his employment under certain circumstances. These payments are described under "Potential Payments Upon Termination or Change in Control—President and CEO Employment Agreement."

        Mr. Gatto and Mr. Jones received severance benefits pursuant to the Severance Plan, in the manner as provided in the Severance Plan. Mr. Gatto and the Company entered into the Separation Agreement and Release, in connection with the termination his employment effective as of October 31, 2014. For a description of payouts to Mr. Gatto pursuant to the Severance Plan, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control." Mr. Jones and the Company entered into the Separation Agreement and Release, in connection with the termination his employment effective as of November 14, 2014. For a description of payouts to Mr. Jones pursuant to the Severance Plan, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control."

        Effective November 4, 2014, Mr. Humenik was appointed the Company's Executive Vice President—Chief Revenue Officer with responsibility for managing sales for the Company. Under the Company's new management structure, the position of chief operating officer previously held by Mr. Humenik has been eliminated. In connection with Mr. Humenik's appointment as Executive Vice President—Chief Revenue Officer, Mr. Humenik and the Company entered into a Confirmation of Severance Protection Letter, effective as of November 4, 2014 (the "Confirmation Letter"). The Confirmation Letter provides for an extended severance protection period under the Severance Plan if the Company terminates Mr. Humenik's employment for reasons other than cause or Mr. Humenik resigns for good reason.

SECTION 6—OTHER COMPENSATION RELATED ITEMS

2014 Pension Benefits

        Certain of our NEOs participate in the Company sponsored pension plans, the SuperMedia Pension Plan for Management Employees, the SuperMedia Excess Pension Plan, the Dex One Retirement Account and Pension Benefit Equalization Plan. These plans provide benefits to the Named Executive Officers. These plans are frozen and neither accept new participants nor accrue additional benefits. Brief descriptions of the plans are provided below.

        The SuperMedia Pension Plan for Management Employees (the "Management Plan").    The Management Plan is a noncontributory, tax-qualified pension plan for salaried employees who previously participated in Verizon pension plans prior to SuperMedia's spin-off from Verizon in 2006. Benefits payable to NEOs are equal to 1.35% of eligible pay for each year of pension accrual service, based on the highest average annual salary during any five consecutive years of employment, up to the applicable IRS limit. Each of the Named Executive Officers who participate in the Management Plan has his or her benefits under the plan calculated under the highest average pay formula.

        Benefits under the Management Plan are payable in a lump sum or an annuity, at the participant's election. Lump sum benefits are generally equal to the greater of the participant's cash balance account or the actuarial value of the highest average pay formula, if applicable. Annuity benefits are generally equal to the greater of the actuarial value of a participant's cash balance account or the highest average pay formula, if applicable.

        Under the Management Plan, a participant must have 75 points (age plus years of service) with at least 15 years of service to be retirement eligible. For retirement-eligible participants who retire before reaching age 55, the pension benefit is reduced 3% for each year up to a maximum of 18%. Of our current Named Executive Officers, only Mr. Jones and Mr. Gatto were retirement eligible under this plan. Messrs. Gatto and Jones resigned as executive officers of the Company effective October 31, 2014 and November 14, 2014, respectively. Following their separation from service, in January 2015, Mr. Jones and Mr. Gatto received pension payments from the Management Plan of $1,232,364 and $1,404,414, respectively.

        The SuperMedia Excess Pension Plan ("Excess Plan").    The Excess Plan is an unfunded non-qualified plan that provides supplemental retirement benefits to the participating Named Executive Officers and other eligible employees. The Excess Plan provides benefits under the same formulas as the Management Plan, but only with respect to compensation that cannot be taken into account under the Management Plan because it exceeds the applicable IRS limit. Benefits under the Excess Plan are payable in a lump sum and are paid following a participant's termination of employment. Benefits under the Excess Plan may not be paid to the participating Named Executive Officers or other key employees until at least six months following termination of their employment with the Company. Of our current Named Executive Officers, only Mr. Jones and Mr. Gatto were retirement eligible under this plan. Messrs. Gatto and Jones resigned as executive officers of the Company effective October 31, 2014 and November 14, 2014, respectively. Six months after their separation from service, Mr. Jones and Mr. Gatto will receive pension payments from the Excess Plan of $237,275 and $57,064, respectively.

        Dex One Retirement Account.    The Dex One Retirement Account is a non-contributory, tax-qualified defined benefit pension plan that provides benefits under a "cash balance" formula. Under this formula, pension benefits were based on the participant's notional account balance. Of our current Named Executive Officers, only Mr. Humenik has a balance in this plan.

        Dex One PBEP.    The Pension Benefit Equalization Plan of Dex One ("Dex One PBEP") is an unfunded, non-qualified plan that covers participants in the Dex One Retirement Account whose benefits under the Dex One Retirement Account were limited by the qualified plan rules. Dex One PBEP benefits were based on the participant's notional account balance. The participant's notional account balance under the Dex One PBEP is equal to the excess of (i) the participant's "uncapped" notional account balance determined in accordance with the Dex One Retirement Account disregarding the Internal Revenue Code Section 415 limit on benefits and Section 401(a)(17) limit on compensation, over (ii) the participant's notional account balance under the Dex One Retirement Account. We will pay the benefits from our general assets in the form of a lump sum that is equivalent to the Dex One PBEP notional account balance. Of our current Named Executive Officers, only Mr. Humenik has a balance in this plan.

401(k) plans

        Our NEOs participated in the former SuperMedia Savings Plan during 2014. On December 31, 2014 we merged the Dex One 401(k) Savings Plan and the SuperMedia Savings Plan to form Dex Media Inc., Savings Plan. Participants can elect to contribute to this plan on a pre-tax, post-tax or Roth basis and receive a Company matching contribution at 100% on the first 3% of eligible employee contributions (includes base salary and annual short-term incentives, subject to applicable Internal Revenue Service limitations) and 50% on the next 3% of eligible employee contributions for an effective maximum match rate of 4.5%. Management employees are eligible for an additional Company matching contribution under the plan of up to 3% of eligible compensation. Although the plan allows for the discretionary match, no supplemental contributions have been made since 2011.

Benefit Programs and Perquisites

        Benefits are part of the overall competitive compensation program designed to attract and retain employees, including executives. The NEOs participate in the same benefit programs as the general employee population, with certain additional benefits made available to them, including annual physical examinations, financial planning resources and services and flexible allowances, as described in footnote (i) to the Summary Compensation Table below. In December 2014, the Committee reviewed the levels of personal benefits provided to the NEOs and determined that it is in the best interest of the Company and its stockholders to discontinue the financial counseling program effective May 1, 2015, and cash allowance effective December 31, 2014. The Committee agreed to maintain annual physical examinations' benefit, which provides eligible executives with a comprehensive medical examination once per year. The cost of this program to the Company is $2,000 per participant. The Committee will continue to periodically review and evaluate personal benefits provided to the NEOs.

Business Protection Terms

        The Named Executive Officers are subject to significant contractual restrictions intended to prevent them from taking actions that could potentially harm the business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away employees, not to interfere with relationships with suppliers and customers, not to disparage Dex Media, not to reveal confidential information, and to cooperate with the Company in litigation. Business protection provisions are included in the Company's Code of Conduct, the Walsh Employment Agreement and standard form releases that are required to be executed before the Company makes severance payments to any employee, including executive officers.

Tax Deductibility

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the chief executive officer and the next four most highly compensated officers (excluding the principal financial officer) who were serving as executive officers as of the last day of the applicable year. Performance-based compensation that meets certain requirements is excluded from this limitation.

        The Committee considers the anticipated tax treatment to the Company and to our executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the committee's control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

        The Committee will also consider various practicable alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives. The Committee may establish performance criteria in an effort to ensure the deductibility of short-term cash incentives and also the deductibility of compensation resulting from equity awards made under the long-term incentive plan. Base salary does not qualify as performance-based compensation under Section 162(m).

Stock Ownership Guidelines

        Our Board of Directors has implemented stock ownership guidelines applicable to both the Company's executive officers and directors. The Executive Stock Ownership Guidelines (the "Executive Guidelines") apply to the President and CEO and our other executive officers as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the "Covered Executives"). Under the Executive Guidelines, the Covered Executives are required to hold 60% of the net shares (after tax) they receive upon the vesting of any incentive award granted after August 1, 2013, that is denominated in, and ultimately settled in, shares or units of common stock of the Company. The Director Stock Ownership Guidelines (the "Director Guidelines") apply to all of our non-management directors. The Director Guidelines provide that the non-management directors are required to hold a minimum of 10,000 shares or units of common stock of the Company granted after August 1, 2013, as equity awards to non-management directors, and until the minimum 10,000-share threshold has been achieved and the non-management directors are prohibited from selling shares or units of common stock of the Company, except to the extent required to pay taxes on applicable equity grants.

Hedging Transactions

        As part of the Company's Code of Conduct, we have a policy prohibiting employees from engaging in transactions involving risks associated with the fluctuations in the Company's share price.

Risk Considerations

        The Committee conducted an assessment of the Company's compensation policies and practices to identify any potential risk arising from such policies and practices that could be reasonably likely to have a material adverse effect on the Company. The assessment covered all compensation elements and included an analysis of overall compensation costs (total costs, variable incentive costs vs. fixed compensation costs), compensation plan participation by employee group, metrics and performance goals. No potential risks that could be reasonably likely to have a material adverse effect were identified.

COMPENSATION AND BENEFITS COMMITTEE REPORT

        The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, has recommended to the Board (and the Board has accepted such recommendation) that the Compensation Discussion and Analysis be included in this proxy statement.

        This Compensation and Benefits Committee Report shall not be deemed to be "filed" with the Securities and Exchange Commission or subject to Section 18 of the Securities Exchange Act of 1934.

Compensation and Benefits Committee
        Thomas D. Gardner, Chairman
        Jonathan B. Bulkeley
        Thomas S. Rogers

EXECUTIVE COMPENSATION TABLES

        The following tables summarize the 2014 compensation of our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position(a)	Year(b)	Salary $(c)	Bonus $(d)	Stock Awards $(e)	Option/ SAR Awards $(f)	Non-Equity Incentive Plan Compensation $(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(h)	All Other Compensation $(i)	Total $(j)
Joseph A. Walsh	2014	25,385	0	0	2,043,340	0	0	497,029	2,565,753
President and CEO
Paul D. Rouse	2014	51,923	0	0	284,323	0	0	779	337,025
EVP—Chief Financial Officer and Treasurer
Del Humenik	2014	562,308	0	99,900	391,911	835,081	4,386	43,259	1,936,845
EVP—Chief Revenue Officer	2013	326,642	13,000	250,100	340,327	963,982	457	31,585	1,926,093
Raymond R. Ferrell	2014	310,212	0	54,859	462,656	241,427	0	28,318	1,097,472
EVP—General Counsel and Secretary
Debra M. Ryan	2014	332,000	0	0	177,706	361,443	30,627	44,494	946,271
EVP—Chief Human Resources Officer
Peter J. McDonald	2014	873,539	0	0	0	1,734,000	0	7,487,735	10,095,273
Former President and CEO	2013	638,423	30,000	512,500	696,250	2,457,745	0	25,250	4,360,168
Samuel D. Jones	2014	474,462	0	0	0	380,642	0	4,022,501	4,877,604
Former EVP—Chief Financial Officer and Treasurer	2013	335,688	15,000	341,325	463,981	1,404,697	0	34,793	2,595,484
Frank P. Gatto	2014	380,385	0	0	0	250,696	46,442	3,419,958	4,097,480
Former EVP—Operations	2013	281,015	11,000	227,550	309,692	941,025	0	86,005	1,856,287

(d)
2013 amounts represent the special award to the Named Executive Officers paid in March 2014, based on post-merger integration performance and team selection and retention.

(e)
(f) The compensation amounts reported in the "Stock Awards" and "Option/SAR Awards" columns reflect the grant date value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718") without regard to estimated forfeitures related to service-based vesting conditions. The fair value of a stock award is equal to the closing price of our stock on the grant date. Our Black-Scholes assumptions for financial statement purposes are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. See "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" above for a further explanation of our long-term incentive awards.

(g)
Amounts reported in this column represent the Company's short-term incentive award paid for performance under our STI. The amounts for 2014 performance were paid in March 2015. The amounts for Mr. Jones and Mr. Gatto represent paid amounts at pro-rata target under the Severance Plan. See "Grants of Plan-Based Awards" below and "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" above for further explanation of our annual incentive awards.

Additional plan based amounts reported in this column represent earnings under the 2013-2015 Cash LTIP. The 2013-2015 Cash LTIP comprises a three year measurement period, with each of the fiscal years 2013, 2014, and 2015 representing one measurement period. The amounts for the 2013 performance period were paid in December 2014. See "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" above for further explanation of our long-term incentive awards.

(h)
Amounts listed as "Change in Pension Value and Nonqualified Deferred Compensation Earnings" reflect the change during the year in the actual present value of each NEO's pension benefit, if any. For Mr. Jones, the change in the pension plans represents an aggregate decrease of $32,709.

(i)
The "All Other Compensation" column for 2014 includes the following (all amounts in dollars):

	Financial Planning ($)(1)	Company Contributions to Savings Plan ($)(2)	Flexible Allowance ($)(3)	Physical Examination ($)(4)	Other ($)(5)	Total ($)(6)
Joseph A. Walsh	$0	$779	$6,250	$0	$490,000	$497,029
Paul D. Rouse	0	779	0	0	0	779
Del Humenik	13,870	11,700	15,600	2,089	0	43,259
Raymond R. Ferrell	5,434	7,284	15,600	0	0	28,318
Debra M. Ryan	13,870	10,731	15,600	1,608	2,686	44,494
Peter J. McDonald	0	11,700	22,000	0	7,454,035	7,487,735
Samuel D. Jones	12,084	11,700	14,300	1,984	3,982,433	4,022,501
Frank P. Gatto	11,552	11,700	13,000	1,871	3,381,835	3,419,958

(1)
Financial planning and tax counseling services, generally provided by The Ayco Company, L.P., to assist executive officers with tax and regulatory compliance. These executive programs will no longer continue as of April 30, 2015.

(2)
"Company Contributions to Savings Plan" represent the Company's contributions under our 401(k) Plan, as reported by our plan record keepers prior to audit and any adjustments. The 401(k) plan is a tax-qualified defined contribution plan.

(3)
Flexible allowance benefits are paid in cash on a monthly basis and are for use at executive's discretion in lieu of a car allowance or otherwise; this executive program has been discontinued effective December 31, 2014. Under the Walsh Employment agreement, the Company pays Mr. Walsh $2,500 per month to maintain a remote office.

(4)
Executive physical benefits are comprised of a thorough annual executive physical exam whereby the Company reimburses $2,000 of the executive's out of pocket expenses above insurance coverage.

(5)
Prior to his appointment as our CEO, during the period from March 7, 2014 to October 7, 2014 Mr. Walsh, through his wholly-owned consulting firm, Walsh Partners, was retained by the Company as a consultant to the Board of Directors. Mr. Walsh provided consulting services with respect to, among other things, the Company's current business and strategies, and was paid $490,000 for such consulting services.

Ms. Ryan received a distribution of her pension account balance under the Dex One Retirement Account. The payment was due as a result of a corrective action required by the Internal Revenue Service under the Employee Plans Compliance Resolution System statement.

For Mr. McDonald, the aggregate amount includes a $90,444 payment received in 2014, as final distribution of his pension account balance under the Dex One Retirement Account. The payment was due as a result of a corrective action required by the Internal Revenue Service under the Employee Plans Compliance Resolution System statement. Mr. McDonald's additional amounts include severance compensation payments and values comprised of (a) $2,312,000 severance payment paid in 2014, (b) $3,988,000 in deferred 2015 payments, (c) $79,216 in lieu of vacation, and (d) $984,375 in estimated 2015 deferred payments related to the 2014 2013-2015 Cash LTIP performance period.

For Mr. Jones, the aggregate amount includes (a) 2015 deferred pension payments of $1,232,364 and $237,275, under the Management Plan and the Excess Plan, respectively, (b) 2015 deferred severance payment of $1,901,800, (c) a $512,000 deferred payment in 2015 on 2013 Cash LTIP performance, (d) $15,054 in lieu of vacation, (e) 58,940 in severance related to executive perquisites covered under the Severance Plan, and (f) $25,000 in 2014 post-termination consulting services.

For Mr. Gatto, the aggregate amount includes (a) 2015 deferred pension payments of $1,404,414 and $57,064, under the Management Plan and the Excess Plan, respectively, (b) severance payment of $1,462,000, (c) a $342,016 deferred payment in 2015 on 2013 2013-2015 Cash LTIP performance, (d) $20,101 in lieu of vacation, (e) 58,940 in severance related to executive perquisites covered under the Severance Plan, and (f) $33,300 in 2014 post-termination consulting services.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information regarding equity and non-equity incentive plan-based awards granted to each individual included in the Summary Compensation Table (other than Messrs. McDonald, Jones, and Gatto, who separated prior to the awards' grant date) for the year ended December 31, 2014.

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL 2014

						All Other Stock Awards: Number of Shares of Restricted Stock (#) (f)	All Other Option/SAR Awards: Number of Securities Underlying Options/SARs (#) (g)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option/SAR Awards ($/Sh) (h)	Grant Date Fair Value of Stock and Option/SAR Awards (i)(2)
Name (a)		Grant Date (b)	Threshold ($) (c)(1)	Target ($) (d)(1)	Maximum ($) (e)(1)
Joseph A. Walsh	NQSO	10/14/14					271,000	7.54
	VCP	10/14/14		6,053,110					2,043,340
Paul D. Rouse	NQSO	12/15/14					30,972	9.18
	VCP	12/15/14		691,784					284,323
Del Humenik	STI	01/01/14	331,500	510,000	1,020,000
	LTI Cash	01/01/14	562,500	900,000	1,575,000
	NQSO	05/28/14					25,000	9.99	249,750
	NQSO	12/15/14					15,486	9.18	142,161
	RSA	05/28/14				10,000			99,900
	VCP	12/15/14		345,892
Raymond R. Ferrell	STI	01/01/14	121,875	187,500	375,000
	LTI Cash	01/01/14	125,000	200,000	350,000
	NQSO	01/02/14					27,800	10.25	284,950
	NQSO	12/15/14					19,358	9.18	177,706
	RSA	01/02/14				8,401			54,859
	VCP	12/15/14		432,365
Debra M. Ryan	STI	01/01/14	129,480	199,200	398,400
	LTI Cash	01/01/14	156,250	250,000	437,500
	NQSO	12/15/14					19,358	9.18	177,706
	VCP	12/15/14		432,365
Peter J. McDonald	STI	01/01/14	682,500	1,050,000	2,100,000
	LTI Cash	01/01/14	703,125	1,125,000	1,968,750
Samuel D. Jones	STI	01/01/14	283,985	436,900	873,800
	LTI Cash	01/01/14	468,650	750,000	1,312,500
Frank P. Gatto	STI	01/01/14	195,650	301,000	602,000
	LTI Cash	01/01/14	312,500	500,000	875,000

(1)
Amounts shown represent threshold, target and maximum payouts under (a) the STI, (b) 2013-2015 Cash LTIP, and (c) the VCP at grant date value. See "Compensation Discussion and Analysis—Section 4—Compensation Philosophy, Objectives and Programs" above for an explanation of the performance measures, performance objectives and relative weightings used by the Committee to determine actual 2014 payout amounts.

(2)
Grant date fair value calculated in accordance with FASB ASC Topic 718.

ADDITIONAL INFORMATION RELATING TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

        The following narrative regarding employment agreements and other compensation arrangements includes certain background information to provide the reader with a better understanding of the compensation amounts shown in the Summary Compensation Table and Grants of Plan-Based Awards Table above. It should be read in conjunction with the footnotes to those tables and "Compensation Discussion and Analysis" above.

        Employment Agreement and Other Compensation Arrangements.    In connection with Mr. Walsh's appointment as our President and Chief Executive Officer, Mr. Walsh and the Company entered into the Walsh Employment Agreement, which provides for an initial term of three years, during which Mr. Walsh is entitled to an annual base salary of $150,000. Mr. Walsh is also entitled to a grant of options to purchase 271,000 shares of the Company's common stock, which vest on December 31, 2017, as well as an award of 350,000 VCP units, representing 50% of the total incentive pool under the VCP. Under the Walsh Employment Agreement, the Company also pays Mr. Walsh $2,500 per month to maintain a remote office. For a description of the material terms of the Walsh Employment Agreement, see "Potential Payments Upon Termination or Change in Control—President and CEO Employment Agreement." The Company does not have employment agreements with any executive officers except for Mr. Walsh.

        On December 19, 2013, the Company entered into the McDonald Employment Agreement with Mr. McDonald, our former President and Chief Executive Officer, which was terminated upon Mr. McDonald's retirement effective October 14, 2014. The McDonald Employment Agreement provided for an annual base salary of $1,050,000 beginning on January 1, 2014 and a target annual short-term incentive award of 100% of his base salary.

        In connection with Mr. McDonald's retirement and to ensure a smooth transition of his responsibilities, the Company and Mr. McDonald entered into the McDonald Consulting Agreement, pursuant to which the Company will retain Mr. McDonald as a consultant for a term of twelve months, beginning on October 14, 2014. While he serves as a consultant, Mr. McDonald is not due any additional compensation beyond the severance benefits provided in the McDonald Employment Agreement. See "Compensation Discussion and Analysis—Section 5—Executive Employment and Consulting Agreements" for further details. For a description of Mr. McDonald's severance benefits payouts, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control."

        Mr. Jones resigned as the Company's Executive Vice President—Chief Financial Officer and Treasurer effective November 14, 2014. To ensure a smooth transition of his responsibilities, the Company and Mr. Jones entered into the Jones Consulting Agreement, pursuant to which the Company will retain Mr. Jones as a consultant for a term of twelve months, beginning on November 14, 2014. While he serves as a consultant, Mr. Jones will receive a monthly fee of $25,000, payable on a monthly basis in arrears. See "Compensation Discussion and Analysis—Section 5—Executive Employment and Consulting Agreements" for further details. For a description of Mr. Jones' severance benefits payouts, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control."

        Mr. Gatto, the Company's former Executive Vice President—Operations, resigned as an executive officer of the Company effective October 31, 2014. To ensure a smooth transition of his responsibilities, the Company and Mr. Gatto have entered into the Gatto Consulting Agreement, pursuant to which the Company will retain Mr. Gatto as a consultant for a term of twelve months, beginning on October 31, 2014. While he serves as a consultant, Mr. Gatto will receive a monthly fee of $16,650, payable on a monthly basis in arrears. See "Compensation Discussion and Analysis—Section 5—Executive Employment and Consulting Agreements" for further details. For a description of Mr. Gatto's severance benefits payouts, see "Executive Compensation Tables—Potential Payments Upon Termination or Change in Control."

OUTSTANDING EQUITY AWARDS

        The following table provides information regarding all outstanding stock options and restricted stock units held by each individual included in the Summary Compensation Table as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—FISCAL 2014

		Options Awards				Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)(1)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Value of Shares or Units of Stock That Have Not Vested ($) (h)(3)
Joseph A. Walsh	10/14/2014		271,000	$7.54	10/14/2024
Paul D. Rouse	12/15/2014		30,972	$9.18	12/15/2024
Del Humenik	12/15/2014		15,486	$9.18	12/15/2024
	05/28/2014		25,000	$9.99	05/28/2024	10,000	$89,700
	09/05/2013	15,275	45,825	$10.25	09/05/2023	24,400	$218,868
Raymond R. Ferrell	12/15/2014		19,358	$9.18	12/15/2024
	01/02/2014	6,950	20,850	$10.25	01/02/2024	8,401	$75,357
	09/05/2013				09/05/2023	2,699	$24,210
Debra M. Ryan	12/15/2014		19,358	$9.18	12/15/2024
	09/05/2013	6,950	20,850	$10.25	09/05/2023	11,100	$99,567
Peter J. McDonald	09/05/2013	125,000		$10.25	01/12/2015
Samuel D. Jones	09/05/2013	83,300		$10.25	02/12/2015
Frank P. Gatto	09/05/2013	55,600		$10.25	10/31/2015

(1)
All time-vested stock option grants awarded on September 5, 2013 and January 2, 2014 vest in equal, annual installments over four years, on March 31, of each of 2014, 2015, 2016, and 2017. Mr. Humenik's May 28, 2014, time-vested stock option award vests in equal, annual installments over four years, on March 31, of each of 2015, 2016, 2017, and 2018. All time-vested stock option grants awarded on October 14 and December 15, 2014, vest 100% on December 31, 2017.

(2)
All restricted stock grants awarded on September 5, 2013, and January 2, 2014, vest 100% on December 31, 2015. Mr. Humenik's restricted stock grant awarded on May 28, 2014, vests 100% on December 31, 2016.

(3)
Value of stock awards is calculated using market closing price of $8.97 as of December 31, 2014, which was the last trading day in the fiscal year 2014.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information about the vesting of restricted shares held by our named executive officers during 2014. There were no option exercises during 2014 by any of the individuals named in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2014

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Peter J. McDonald	50,000	$377,000	(2)
Samuel D. Jones	33,300	282,384	(3)
Frank P. Gatto	22,200	172,938	(4)

(1)
Represents the number of shares of restricted stock that vested multiplied by the per-share closing price of the Company's common stock on the date each award vested.

(2)
This restricted stock award was granted on September 5, 2013, and vested on October 14, 2014, in connection with Mr. McDonald's separation from the Company.

(3)
This restricted stock award was granted on September 5, 2013 and vested on November 14, 2014, in connection with Mr. Jones' separation from the Company.

(4)
This restricted stock award was granted on September 5, 2013, and vested on October 31, 2014, in connection with Mr. Gatto's separation from the Company.

PENSION BENEFITS

        The table below shows the actuarial present value of accumulated benefits and the number of years of service credited under the plans as of December 31, 2014, as well as payments made to our Named Executive Officers during 2014.

PENSION BENEFITS—FISCAL 2014

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Del Humenik(3)	Dex One	3.58	$52,472
	PBEP	3.58	31,263
Debra M. Ryan(4)	Dex One	34	694,012
	PBEP	34		2,686
Peter J. McDonald(5)	Dex One	12.84		90,444
Samuel D. Jones(6)	Management Plan	25.00	1,232,364
	Excess Plan	25.00	237,275
Frank P. Gatto(7)	Management Plan	29.50	1,404,414
	Excess Plan	29.50	57,064

(1)
Equal to the number of years credited service under the applicable legacy plan. Participants in the plans do not receive credit for additional years of service other than for determining retirement eligibility.

(2)
The present value for pension benefits has been calculated based on the age at which the Named Executive Officer may retire without any reduction in benefits and consistent with the assumptions described in Note 11 to the consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2013.

(3)
Mr. Humenik had prior service and pension with Dex One; therefore, following the merger of Dex One and SuperMedia, we account for his pension data for this prior service. On October 21, 2008, the Compensation and Benefits Committee of the Board of Directors of Dex One Corporation authorized the freeze of the R.H. Donnelley Retirement Account and the Company's Pension Benefit Equalization Plan effective as of December 31, 2008. In connection with the freeze, all benefit accruals under these plans ceased as of December 31, 2008; however, all plan balances will remain intact and interest credits on participant account balances, as well as service credits for vesting and retirement eligibility, will continue in accordance with the terms of the plans.

(4)
Ms. Ryan received a distribution of her pension account balance under the Dex One Retirement Account. The payment was due as a result of a corrective action required by the Internal Revenue Service under the Employee Plans Compliance Resolution System statement.

(5)
Mr. McDonald received the 2014 payment as final distribution of his pension account balance Dex One Retirement Account. The payment was due as a result of a corrective action required by the Internal Revenue Service under the Employee Plans Compliance Resolution System statement.

(6)
Following his separation from service, Mr. Jones received a pension payment of $1,232,364 in January 2015 from the Management Plan. Six months after his separation from service, Mr. Jones will receive a pension payment of $237,275 from the Excess Plan.

(7)
Following his separation from service, Mr. Gatto received a pension payment of $1,404,414 in January 2015 from the Management Plan. Six months after his separation from service, Mr. Gatto will receive a pension payment of $57,064 from the Excess Plan.

        See "Compensation Discussion and Analysis—Section 6—Other Compensation Related Items" above for a further explanation of our pensions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

President and CEO Employment Agreement

        On October 14, 2014, we announced the appointment of Joseph A. Walsh, as President and Chief Executive Officer of the Company and his election to the Company's Board of Directors. In connection with Mr. Walsh's appointment as our President and Chief Executive Officer, Mr. Walsh and the Company entered into the Walsh Employment Agreement, which provides for an initial term of three years, during which Mr. Walsh is entitled to an annual base salary of $150,000. Mr. Walsh is also entitled to a grant of options to purchase 271,000 shares of the Company's common stock, which vest on December 31, 2017, as well as an award of 350,000 units, representing 50% of the total bonus pool under the VCP.

        Under the Walsh Employment Agreement, Mr. Walsh's employment continues until the earlier of his resignation (with or without good reason), death or disability or termination by the Company (with or without cause). If the Company terminates Mr. Walsh's employment without cause, Mr. Walsh resigns without good reason or Mr. Walsh's employment term expires, Mr. Walsh is entitled to receive severance equal to (i) any unpaid base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with Company policy and (iv) all other payments, benefits or fringe benefits that Mr. Walsh is entitled to receive under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan, program, grant or the Walsh Employment Agreement, including Mr. Walsh's award under the VCP and the grant of stock options.

        If the Company terminates Mr. Walsh's employment other than for cause, Mr. Walsh resigns for good reason or due to death or disability, the Company will pay Mr. Walsh (or his estate, as applicable), all payments, benefits or fringe benefits that Mr. Walsh is entitled to receive under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan, program, grant or the Walsh Employment Agreement, including Mr. Walsh's award under the VCP and the grant of stock options and an amount equal to the difference of (i) $2,000,000 minus (ii) the amount of Mr. Walsh's award under the VCP, payable when such award is paid to Mr. Walsh or, if Mr. Walsh is not entitled to receive such an award, at such time that he would have received his award if he were so entitled.

        Mr. Walsh has also agreed to customary restrictions with respect to the use of the Company's confidential information and has agreed that all intellectual property developed or conceived by Mr. Walsh while he is employed by the Company that relates to the Company's business shall belong exclusively to the Company. During the term of Mr. Walsh's employment with the Company and during the six-month period immediately thereafter, Mr. Walsh has agreed not to directly or indirectly, own manage, operate, control, be employed by or render services to any person, firm, corporation or other entity that is engaged in competition with the Company, provided, however, that if Mr. Walsh's employment terminates for any reason, other than for cause, following the eighteen-month anniversary of the start of his employment, the noncompete period will continue only if the Company pays an additional $1,000,000. Mr. Walsh has also agreed that during the term of his employment with the Company and during the one year period immediately thereafter, Mr. Walsh will not solicit or hire any of the Company's employees or interfere with the relationship between the Company and any of its vendors, joint venturers or licensors.

Severance Plan

        All of our current NEOs, other than Mr. Walsh, our President and Chief Executive Officer, are eligible to receive severance benefits and are subject to certain restrictive covenants under the Severance Plan. The Severance Plan replaces and supersedes the SuperMedia Inc. Executive Transition Plan and the Dex One Corporation Severance Plan—Senior Vice President, the severance plans of our predecessor companies. The Severance Plan is effective as of July 30, 2014, and will continue in effect (as it may be further amended from time to time in accordance with its terms) until terminated as provided therein. The Severance Plan provides benefits to certain of our executives, serving in a position of Executive Vice President, or a more senior position, in the event of termination of their employment under the circumstances described in the Severance Plan. The Severance Plan provides for Regular Severance Benefits and Change in Control Severance Benefits (each as defined in the Severance Plan), subject to the terms and conditions of the Severance Plan.

        An employee that is a participant in the Severance Plan is entitled to Regular Service Benefits in the event of the termination of their employment for reasons other than "cause" and by employee for "good reason," unless such employee is terminated within two years following a change in control, which include: a lump sum payment equal to 78 weeks of pay plus 1.5 times such employee's target bonus; reimbursement for the difference, if any, between (i) the total cost paid by employee for continuing health benefits under COBRA and (ii) the active employee rate for the same health benefits elected by employee under COBRA, for up to 18 months ("COBRA Supplement"); payment of premiums to continue basic life insurance for up to 18 months ("Life Insurance Continuation"); prorated bonus payable based upon actual Company performance for the entire performance period at such time as bonuses are otherwise paid (if employee has worked at least 90 days of the current calendar year at the date of termination; and outplacement services for one year ("Pro-rated Bonus").

        In the event of a termination of employment within two years following a change in control, such employee is entitled to Change in Control Severance Benefits, which include: a lump sum payment equal to 104 weeks of pay plus two times such employee's target bonus; COBRA Supplement; Life Insurance Continuation; and Pro-rated Bonus.

        Payments and benefits under the Severance Plan are subject to the employee's timely execution of a general release in such form and containing such terms and conditions as may be required by the Company, within sixty (60) days of the termination date, including reaffirming his or her obligations under any existing agreements or commitments concerning non-competition, non-solicitation, non-disparagement, confidentiality, trade secrets and intellectual property (collectively, "Employer Protection Obligations"); provided that, if the employee is not bound by such Employer Protection Obligations as of the date of termination, the Company may require the employee to comply with the Employer Protection Obligations to which it requires newly-hired Executive Vice Presidents to commit prior to their employment with Company.

        Under the terms of the Severance Plan, any participant in the Severance Plan who was a participant in the SuperMedia Inc. Executive Transition Plan (the "Transition Plan") on April 30, 2013, who incurs a termination of employment with the Company is entitled to certain additional benefits provided for in the Transition Plan, including without limitation: the COBRA Supplement for two years (rather than 18 months); continuation of perquisites (including any flexible allowance and financial planning services) available at any time during the 12 months preceding the participant's actual termination of employment for two years; and certain additional benefits payable to such participant in case of death or disability.

        These additional provisions do not apply with respect to any such former Transition Plan participants who incur a termination of employment on or after May 1, 2015.

        In addition to the additional benefits described above, the executives who were participants in the Transition Plan prior to 2010 and who would be subject to federal excise taxes on benefits they are entitled to receive from the Company, are entitled to receive amounts necessary to offset the excise taxes and any related income taxes, penalties and interest. Only Mr. Jones and Mr. Gatto were the participants in the Transition Plan prior to 2010. Mr. Jones' resignation was effective as of November 14, 2014 and Mr. Gatto's, as of October 31, 2014. They were not subject to federal excise taxes; therefore, they did not receive any tax gross-up payments. Mr. Jones and Mr. Gatto received other additional benefits provided for the former Transition Plan participants.

Value Creation Program

        The VCP is designed to enable the Company to retain and award participating employees and other service providers by giving them an opportunity to receive additional compensation based on the net value creation in the Company over the course of certain performance periods. Generally, the total bonus pool under the VCP represents 7% of the total "value creation" under the VCP. Value Creation is measured as the net change over the performance period commencing on October 14, 2014 and ending December 31, 2017 in the fair market value of the Company's total invested capital, including equity securities, debt securities, and bank debt; plus cash dividends and cash payments (interest and principal) to debt, but reduced by any net value contributed from external sources, in each case as determined in the manner provided by the VCP.

        The VCP awards vest in equal one-third portions on each of March 31, 2018, June 30, 2018, and December 31, 2018, subject to the employee's continuous employment with the Company through each such date, and relevant portions of the award are payable in cash within 60 days of each applicable vesting date.

        In the event of the employee's termination of employment with the Company by employee for good reason, by the Company other than for cause, or due to employee's death or disability, the performance period with respect to the employee's award will end immediately upon the date of termination and employee will become immediately vested in the amount of award. The award amount will be payable in cash within 60 days following the date of termination.

        In the event that the employee's service with the Company continues through a change in control that occurs prior to December 31, 2017, the performance period with respect to the employee's award will end immediately upon the date of the change in control, and employee will become immediately vested in the amount of award in equal one-third portions on each of the 3-month, 6-month, and 1-year anniversaries of such change in control, in each case subject to continuous employment with the Company through each such vesting date. Relevant portions of the award amount will be payable in cash within 60 days of each applicable vesting date.

2013-2015 Cash Long-Term Incentive Plan

        The Company's 2013-2015 Cash LTIP comprises three performance periods. Each of fiscal years 2013, 2014 and 2015 represents one performance period, with 2013 measured on a pro rata basis from the effective date of the merger through December 2013. If, at the end of a measurement period, the Company's performance against the specified performance metrics results in an award being payable to any participating executive officer, the payment of such award shall be made in December of the following year. Following the introduction of the VCP in the fourth quarter of 2014, we discontinued our 2013-2015 Cash LTIP and did not grant any awards under the 2013-2015 Cash LTIP for the 2015 performance year.

        Following a change in control of the Company, under the 2013-2015 Cash LTIP, awards for the performance period in progress would be deemed to be earned at the target amount and for any performance period that has not been started as of the change in control, potential future awards will be forfeited.

Restricted Stock Awards and Stock Option Awards

        On September 5, 2013 the Board and the Committee approved restricted stock awards to our Named Executive Officers under the LTIP and EIP, as applicable. In connection with his appointment as the Corporation's Executive Vice President—General Counsel and Corporate Secretary, on January 2, 2014, Mr. Ferrell received an additional restricted stock award of 8,401 shares under the EIP. In connection with his promotion to the position of the Chief Operating Officer of the Company, effective May 28, 2014, Mr. Humenik received an additional restricted stock award of 10,000 shares under the EIP. The restricted stock awards granted on September 5, 2013 and January 2, 2014, vest on December 31, 2015, subject to the terms of the applicable award agreements. All unvested shares of restricted stock will be forfeited upon the employee's termination of employment with the Company for any reason on or before December 31, 2015, except that the Committee, in its sole discretion, may provide for the accelerated vesting of the restricted stock. If the employee terminates employment without cause or for good reason within six months prior to or two years following a change in control, all unvested shares of restricted stock will immediately vest as of the date of such termination. All restricted stock granted on May 28, 2014 to Mr. Humenik vest 100% on December 31, 2016, subject to the terms of the applicable award agreement. All unvested shares of restricted stock will be forfeited upon Mr. Humenik's termination of employment with the Company for any reason on or before December 31, 2016, except that the Committee, in its sole discretion, may provide for the accelerated vesting of the restricted stock. If the employee terminates employment without cause or for good reason within six months prior to or two years following a change in control, all unvested shares of restricted stock will immediately vest as of the date of such termination.

        On September 5, 2013 the Board and the Committee approved awards of stock options to our Named Executive Officers under the LTIP and EIP, as applicable. In connection with his appointment as the Corporation's Executive Vice President—General Counsel and Corporate Secretary, on

January 2, 2014, Mr. Ferrell received an additional award of stock options to acquire 27,800 shares of the Company's common stock under the EIP. In connection with his promotion to the position of the Chief Operating Officer of the Company, effective May 28, 2014, Mr. Humenik received an additional award of stock options to acquire 25,000 shares of the Company's common stock under the EIP. As a material inducement to accept the position of our Chief Executive Officer, on October 14, 2014, Mr. Walsh received an award of stock options to acquire 271,000 shares of the Company's common stock on a stand-alone basis, outside the EIP. On December 15, 2014, the Board and the Committee approved restricted stock awards to our Named Executive Officers under the EIP.

        The stock option awards granted on September 5, 2013 and January 2, 2014, vest over four years in equal installments of one-fourth on March 31, of each of 2014, 2015, 2016 and 2017. Mr. Humenik's May 28, 2014 stock option award vests over four years in equal installments of one-fourth, on March 31, of each of 2015, 2016, 2017, and 2018. All stock option awards granted on October 14 and December 15, 2014, vest 100% on December 31, 2017. Any unvested portion of the stock option award will be forfeited upon the employee's termination of employment with the Company for any reason before the date the option vests, except that the Committee, at its sole discretion, may provide for the accelerated vesting of the stock option award. If the employee terminates employment without cause or for good reason within six months prior to or two years following a change in control, any unvested portion of the stock option award will immediately vest on the date of such termination.

Pension and Retirement Benefits

        Upon retirement or other termination of employment, certain of the Named Executive Officers are entitled to pension benefits under the Management Plan, the Excess Plan, Dex One Retirement Account and Dex One PBEP. See "Compensation Discussion and Analysis—Section 6—Other Compensation Related Items" for further information regarding the pension benefits payable to the eligible Named Executive Officers under these plans.

	Mr. Walsh	Mr. Rouse	Mr. Humenik	Mr. Ferrell	Ms. Ryan
Termination Scenario (12/31/14)($)
Termination Without Cause
Compensation
Separation Benefits	$—	$1,147,500	$1,665,000	$750,000	$796,800
Short-Term Incentive Cash	—	—	487,560	179,250	190,435
Long Term Incentive Cash	—	—	900,000	200,000	250,000
Value Creation Program	5,988,500	684,400	342,200	427,750	427,750
Restricted Stock	—	—	308,568	99,567	99,567
Stock Options	387,530	6,504	85,332	35,369	35,369
Benefits
Health & Welfare Benefits	21,986	21,986	22,038	13,811	23
Life Insurance	344	1,029	2,492	933	1,227
Flexible Allowance	—	—	15,600	15,600	15,600
Flexible Allowance	—	—	14,245	14,245	14,245
Physical Examination	—	2,000	2,000	2,000	2,000
Outplacement Services	—	7,250	7,250	7,250	7,250
Excise Tax Gross-Up	—	—	—	—	—
Total	$6,398,359	$1,870,669	$3,852,285	$1,745,774	$1,840,265

	Mr. Walsh	Mr. Rouse	Mr. Humenik	Mr. Ferrell	Ms. Ryan
Termination Without Cause or for Good Reason in Conjunction with a CIC
Compensation
Separation Benefits	$—	$1,530,000	$2,220,000	$1,000,000	$1,062,400
Short-Term Incentive Cash	—	—	510,000	187,500	199,200
Long Term Incentive Cash	—	—	900,000	200,000	250,000
Value Creation Program	5,988,500	684,400	342,200	427,750	427,750
Restricted Stock	—	—	308,568	99,567	99,567
Stock Options	387,530	6,504	85,332	35,369	35,369
Benefits
Health & Welfare Benefits	21,986	21,986	22,038	13,811	23
Life Insurance	344	1,029	2,492	933	1,227
Flexible Allowance	—	—	31,200	31,200	31,200
Flexible Allowance	—	—	28,490	28,490	28,490
Physical Examination	—	4,000	4,000	4,000	4,000
Outplacement Services	—	7,250	7,250	7,250	7,250
Excise Tax Gross-Up	—	—	—	—	—
Total	$6,398,359	$2,255,169	$4,461,570	$2,035,869	$2,146,475
Death
Compensation
Separation Benefits	$3,988,500	$1,147,500	$1,665,000	$750,000	$796,800
Short-Term Incentive Cash	—	—	487,560	179,250	190,435
Long Term Incentive Cash	—	—	—	—	—
Value Creation Program	5,988,500	684,400	342,200	427,750	427,750
Restricted Stock	—	—	—	—	—
Stock Options	387,530	6,504	85,332	35,369	35,369
Benefits
Health & Welfare Benefits	10,911	10,911	10,911	4,371	15
Life Insurance	—	—	—	—	—
Flexible Allowance	—	—	—	—	—
Financial Planning	—	—	—	—	—
Physical Examination	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	$10,375,441	$1,849,315	$2,591,003	$1,396,740	$1,450,369
Disability
Compensation
Separation Benefits	$3,988,500	$1,147,500	$1,665,000	$750,000	$796,800
Short-Term Incentive Cash	—	—	487,560	179,250	190,435
Long Term Incentive Cash	—	—	—	—	—
Value Creation Program	5,988,500	684,400	342,200	427,750	427,750
Restricted Stock	—	—	—	—	—
Stock Options	387,530	6,504	85,332	35,369	35,369
Benefits	—	—	—	—	—
Health & Welfare Benefits	21,986	21,986	22,038	13,811	23
Life Insurance	—	1,029	2,492	933	1,227
Flexible Allowance	—	—	—	—	—
Financial Planning	—	—	—	—	—
Physical Examination	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	$10,386,516	$1,861,419	$2,604,622	$1,407,112	$1,451,603

	Mr. McDonald	Mr. Jones	Mr. Gatto
Termination Scenario(1)
Termination Without Cause or for Good Reason in Conjunction with a CIC
Compensation
Separation Benefits	$6,300,000	$1,901,800	$1,462,000
Short-Term Incentive Cash	963,000	380,642	250,696
Long Term Incentive Cash	1,755,375	512,000	342,000
Restricted Stock	377,000	282,384	172,938
Stock Options	1,281,250	853,825	569,900
Benefits
Health & Welfare Benefits	22,300	30,300	23,000
Executive Life Insurance Program	—	2,099	1,803
Flexible Allowance	—	31,200	31,200
Financial Planning	—	27,740	27,740
Physical Examination	—	4,000	4,000
Outplacement Services	—	7,250	7,250
Excise Tax Gross-Up	—	—	—
Total	$10,698,925	$4,033,239	$2,892,527

(1)
Messrs. McDonald's, Jones' and Gatto's payments represented here are actual payments, future payments, and values in connection with their separation from service in 2014.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Thomas D. Gardner, Jonathan B. Bulkeley and Thomas S. Rogers served as members of the Compensation and Benefits Committee during 2014. Mark A. McEachen and Richard L. Kuersteiner served as members of the Compensation and Benefits Committee from January 1, 2014 to May 14, 2014. Mr. Kuersteiner and Mr. McEachen did not stand for re-election at the Company's 2014 meeting of stockholders. Their service on our Board of Directors ceased on May 14, 2014. No member of the Committee is or has been an officer or employee of the Company and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this proxy statement.

DIRECTOR COMPENSATION

        The Committee periodically reviews the level and balance of our non-employee director compensation with the input and assistance of its independent compensation consultant. The Committee reviewed the director compensation program in April 2014, and approved an increase of annual cash retainer for the Board Chairman service from $145,000 to $160,000 (effective as of third quarter of 2014) and an increase of the annual award of restricted stock for the Board Chairman service from $30,000 to $40,000 divided by the closing price of our common stock on the date of grant (effective for awards payable in 2015).

CASH COMPENSATION

        The table below shows cash compensation payable to the non-management directors of the Company, except Mr. Slater, for Board and Board committee services. At his request, Mr. Slater, an executive officer of Paulson, one of our largest stockholders, has waived all director compensation.

Service	Fee Amount
Annual Retainer for Board Service	$120,000
Annual Retainer for Board Chairman Service	160,000
Annual Audit and Finance Committee Membership Retainer	7,500
Annual Audit and Finance Committee Chairman Retainer	25,000
Annual Compensation and Benefits Committee Membership Retainer	7,500
Annual Compensation and Benefits Committee Chairman Retainer	25,000
Annual Corporate Governance Committee Membership Retainer	5,000
Annual Corporate Governance Committee Chairman Retainer	15,000
Board and Committee Meeting Fee	2,000

        Annual cash director retainers are paid quarterly at the beginning of each quarter and include Board and committee retainers. Board and committee meeting fees are paid on a quarterly basis in arrears based on attendance.

ANNUAL EQUITY BASED COMPENSATION

        In 2014, non-management directors, except Mr. Slater, received an annual award of restricted stock equal to $30,000 divided by the closing price of our common stock on the date of grant.

        The following table sets forth certain information regarding the compensation earned by each non-employee director who served on our Board of Directors in 2014.

DIRECTOR COMPENSATION—FISCAL 2014

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Jonathan B. Bulkeley(2)	$180,625	$30,000	$210,625
Thomas D. Gardner(2)	223,903	30,000	253,903
Richard L. Kuersteiner(2)(4)	248,563	30,000	278,563
W. Kirk Liddell(2)	183,000	30,000	213,000
Mark A. McEachen(2)(4)	48,563	30,000	78,563
Thomas S. Rogers(2)	177,500	30,000	207,500
Alan F. Schultz(2)	178,250	30,000	208,250
John Slater	—	—	—
Douglas D. Wheat(2)(5)	200,000	30,000	230,000

(1)
Mr. Walsh, our President and Chief Executive Officer, and Mr. McDonald, who served as our President and Chief Executive Officer prior to his resignation on October 14, 2014, are not included in this table because they were employed by the Company during 2014 and, therefore, did not receive compensation for their service as directors. See "Executive Compensation Tables—Summary Compensation Table" for a discussion of the compensation earned by Mr. Walsh and Mr. McDonald during 2014.

(2)
Annual cash director Board and committee retainers are paid quarterly at the beginning of each quarter; retainers for the first quarter of 2015 were paid out in December 2014, and are included in the table above.

(3)
On January 2, 2014, our non-management directors, except Mr. Slater, who waives all director compensation, received an annual award of fully vested 4,595 shares of restricted stock (equal to $30,000 divided by the closing price of our common stock on the grant date). The amounts in the table represent the aggregate grant date fair value of restricted stock granted to our non-management directors in 2014. Pursuant to the SEC rules, the amounts were computed in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to the consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2014, for a description of the assumptions used in determining the accounting expense associated with these awards.

(4)
Mr. Kuersteiner and Mr. McEachen did not stand for re-election at the Company's 2014 meeting of stockholders. Their service on our Board of Directors ceased on May 14, 2014. The Company and Mr. Kuersteiner entered into a Consulting Services Agreement, dated May 14, 2014, pursuant to which the Company retained Mr. Kuersteiner as a consultant for a term of twelve months, beginning on May 14, 2014. Under the terms of his consulting agreement, Mr. Kuersteiner received a consulting fee of $200,000.

(5)
In recognition of their significant contributions to identifying the candidate for the position of and recruiting the Company's new Chief Executive Officer, in December 2014, the Board granted Mr. Wheat and Mr. Slater, a cash award equal to $25,000. As noted above, Mr. Slater, an executive officer of Paulson, one of our largest stockholders, has waived all director compensation, including this award.

ADVISORY VOTE APPROVING THE COMPANY'S EXECUTIVE COMPENSATION
(ITEM NO. 2)

        We provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables). We believe it is appropriate to seek and take into account the views of stockholders on the design and effectiveness of the Company's executive compensation program.

        Our goal for the executive compensation program is to attract, motivate, and retain a talented, entrepreneurial, and creative team of executives who will provide leadership for the Company's success in dynamic and competitive markets. Our compensation philosophy is to provide a balanced compensation program that rewards employees for the achievement of the Company's financial, operational and strategic goals.

        For 2014 our executive compensation program focused on both top-line and bottom-line performance, all while working on transforming our business and positioning the Company to be the leading multi-product marketing provider for small and medium-sized businesses. Following the merger of Dex One and SuperMedia in April 2013, the Committee developed our 2014 compensation design and target compensation opportunities, comprising a mix of fixed and variable compensation, including base salaries and annual and long-term incentives that created a balance between annual and long-term focus. Our annual incentive design included metrics tied to the Company's financial growth plan. Long-term incentives awarded for 2014 included stock options, promotional grants of restricted stock, and performance-based cash awards. A new long-term incentive plan, the VCP, providing an opportunity to executives to receive additional compensation based on the net value creation in the Company over the course of certain performance periods, was introduced in 2014.

        At the Company's annual meeting of stockholders held in May 2014, a substantial majority (90.86%) of the votes cast on the proposal to approve executive compensation, on an advisory basis, were voted in favor of the proposal. The Committee believes this affirms stockholders' support of the Company's approach to executive compensation. All of these items are described in more detail in "Compensation Discussion and Analysis" above.

        For the reasons discussed above, we are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement by voting "FOR" the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables."

        This vote is advisory, and therefore not binding on the Company, the Board or the Compensation and Benefits Committee. However, the Board and the Compensation and Benefits Committee values the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders' concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
 A VOTE "FOR"
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below provide information regarding the beneficial ownership of our common stock as of April 6, 2015, by:

  •
  each of our directors and nominees;

  •
  each of our current Named Executive Officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company's common stock based solely on the Company's review of the SEC filings.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Unless otherwise indicated and subject to community property laws, where applicable, the Company believes that each of the stockholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. Each of our directors and executive officers beneficially owned less than 1.0%, and all of our directors and executive officers as a group, beneficially owned less than 2% of our common stock outstanding as of April 6, 2015.

DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership
Jonathan B. Bulkeley	8,001
Thomas D. Gardner	15,060
W. Kirk Liddell	35,635
Alan F. Schultz	36,130
John Slater	—
Thomas S. Rogers	15,060
Douglas D. Wheat	9,461
Joseph A. Walsh	—
Paul D. Rouse	—
Del Humenik(2)(3)	81,666
Raymond R. Ferrell(2)(3)	27,036
Debra M. Ryan(2)(3)	27,443
All directors and executive officers as a group (16 persons)	282,577

(1)
The table does not include information regarding the beneficial ownership of our common stock by Messrs. McDonald, Jones, and Gatto, as they are no longer executive officers of the Company.

(2)
Number reported includes shares of restricted stock for which the executive officer has sole voting power, but no dispositive power (restricted stock vesting on December 31, 2015 and 2016, as applicable), as follows: Mr. Humenik (24,400 shares); Mr. Ferrell (11,100 shares); and Ms. Ryan (11,100 shares).

(3)
Number reported includes exercisable stock options as follows: Mr. Humenik (36,800 shares); Mr. Ferrell (13,900 shares) and Ms. Ryan (13,900 shares).

FIVE PERCENT HOLDERS

        The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by the entity identified below is included in reliance on reports filed by the entities with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the Company's number of shares of common stock outstanding on April 6, 2015. We know of no other stockholder holding 5% or more of the Company's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Franklin Resources, Inc.(1)	2,688,898	15.2%
One Franklin Parkway
San Mateo, CA 94403-1906
Paulson & Co. Inc.(2)	2,231,132	12.6%
1251 Avenue of the Americas, 50th Floor
New York, New York 10020

(1)
FRI filed a Schedule 13G/A with the SEC on February 11, 2014 reporting that one or more open- or closed-end investment companies or other managed accounts that are clients of investment managers that are direct and indirect subsidiaries (collectively, the "Investment Management Subsidiaries") of FRI beneficially owned 2,688,898 shares of our common stock. The number of shares of the Company's common stock as to which each reporting person on this Schedule 13G/A and other Investment Management Subsidiaries has sole power to vote or to direct the vote of our common stock is as follows: Franklin Resources, Inc.: 0; Charles B. Johnson: 0; Rupert H. Johnson, Jr.: 0; and Franklin Advisers, Inc.: 2,664,386. The number of shares of the Company's common stock as to which each reporting person on this Schedule 13G/A and other Investment Management Subsidiaries has sole power to dispose or to direct the disposition of our common stock is as follows: Franklin Resources, Inc.: 0; Charles B. Johnson: 0; Rupert H. Johnson, Jr.: 0; and Franklin Advisers, Inc.: 2,688,898

(2)
According to a Schedule 13D/A filed by Paulson on May 16, 2013, Paulson has sole voting and dispositive power over 2,231,132 shares of our common stock. Paulson, an investment advisor that is registered under the Investment Advisers Act of 1940, furnishes investment advice to and manages investment companies or funds. In its role as investment advisor, or manager, Paulson possesses voting and investment power over the securities that are owned by investment companies and funds. John Paulson is the controlling person of Paulson. Each of Paulson and John Paulson may be deemed to indirectly beneficially own the securities directly owned by investment companies and funds.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain of our officers and beneficial owners of more than ten percent of our common stock to file with the SEC reports of their initial ownership and changes in their ownership of our common stock. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2014.

AUDIT AND FINANCE COMMITTEE

AUDIT AND FINANCE COMMITTEE REPORT

        The Audit and Finance Committee of the Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written Charter for the Audit and Finance Committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Ernst & Young LLP ("EY"), acting as independent accountant, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States.

        In this context, the Audit and Finance Committee hereby reports as follows:

          1)    The Audit and Finance Committee has reviewed and discussed the audited financial statements for fiscal 2014 with management.

          2)    The Audit and Finance Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board.

          3)    The Audit and Finance Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY communications with the Audit and Finance Committee concerning independence and has discussed with EY its independence from the Company and management.

          4)    Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit and Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

        This Audit and Finance Committee Report shall not be deemed to be "filed" with the Securities and Exchange Commission or subject to Section 18 of the Securities Exchange Act of 1934.

  Audit and Finance Committee

  W. Kirk Liddell, Chairman
  Thomas D. Gardner
  John Slater

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Following the completion of the merger of Dex One and SuperMedia, the Audit and Finance Committee of the Board engaged Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, and dismissed KPMG LLP ("KPMG") from that role. KPMG had previously served as the independent registered public accounting firm for Dex One Corporation, the predecessor to the Company.

        EY served as the Company's independent registered public accounting firm for 2014 and has been selected by the Audit and Finance Committee to serve as the Company's independent registered public accounting firm for 2015.

        Aggregate fees for professional services rendered to the Company by EY for the year ended December 31, 2014 and for the period from May 15, 2013 to December 31, 2013, and by KPMG for the year ended December 31, 2013 were as follows:

	2014 EY	2013 EY	2013 KPMG
Audit Fees	$1,727,395	$2,137,218	$314,548
Audit-Related Fees	196,400	196,400	—
Tax Fees	5,850	7,050	941,650
All Other Fees	6,300	—	34,500

Total	$1,935,945	$2,340,668	$1,290,698

        AUDIT FEES.    Audit fees consist principally of fees for the audit of the Company's consolidated financial statements, review of the Company's interim consolidated financial statements, the audit of internal control over financial reporting and reorganization matters.

        AUDIT-RELATED FEES.    Audit-related fees consist principally of fees for audits of the Company's employee benefit plans.

        TAX FEES.    Tax fees consist principally of fees for services performed in connection with consultations on tax, tax compliance and reorganization tax matters.

        ALL OTHER FEES.    In 2014, the Company paid EY $6,300 for their testimony in a litigation proceeding. In 2013, the Company paid KPMG $34,500 for fees related to the merger associated with the transition of audit firms.

        The Audit and Finance Committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services for 2014 were pre-approved by the Audit and Finance Committee.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM NO. 3)

        Our Audit and Finance Committee, pursuant to its charter, has appointed Ernst & Young LLP ("EY") as our independent registered public accounting firm for fiscal 2015.

        While the Audit and Finance Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit and Finance Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of EY as our independent registered public accounting firm. The Audit and Finance Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit and Finance Committee may investigate the reasons for stockholder rejection and may consider whether to retain EY or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders or the Company.

        A formal statement by representatives of EY is not planned for the Annual Meeting. However, EY representatives are expected to be present at the meeting and available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
 A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

HOUSEHOLDING OF MATERIALS

        We participate, and some brokerage firms, banks and other nominee record holders may be participating in the practice of "householding" of proxy materials. This means that we are delivering only one copy of the notice and, if applicable, this proxy statement and the annual report to multiple stockholders in the same household. This procedure reduces our printing costs, mailing costs and fees. We will promptly deliver a separate copy of the notice and, if applicable, this proxy statement and the annual report to any stockholder at a shared address to whom we delivered a single copy of any of these documents, upon request by writing or calling us at the following address or phone number: Dex Media, Inc., P.O. Box 619810, 2200 West Airfield Drive, D/FW Airport, Texas 75261, Attention: Investor Relations; (972) 453-7000. Any stockholder who wants to receive separate copies in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact us at the above address and phone number. Stockholders who hold shares in "street name" may contact their brokerage firm, bank or other nominee record holder to request information about householding.

OTHER INFORMATION

HOW TO RAISE A MATTER AT A MEETING OR NOMINATE MEMBERS OF THE BOARD OF DIRECTORS

        In order to be included in the Company's proxy materials for the 2016 annual meeting of stockholders, a stockholder proposal must be received in writing by our Company at Dex Media Inc., 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, TX 75261, Attention: Corporate Secretary, no later than the close of business on December 21, 2015, and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

        Our Bylaws provide that stockholders may propose business to be conducted at an annual meeting of stockholders and/or nominate individuals to be elected to the Board of Directors at an annual meeting of stockholders if such proposal or nomination is made pursuant to timely notice in writing to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement. To be timely, a stockholder's notice shall be delivered to or mailed and received at the our principal executive offices not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. Such stockholder's notice shall set forth all of the information described in Section 11 of our Bylaws. A copy of our Bylaws is available upon request by any of our stockholders from the Secretary of the Company.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly over the Internet, by telephone or, if you requested to receive printed proxy materials, by completing and mailing a proxy card or voting instruction form, so that your shares will be represented at the Annual Meeting. Thank you for your prompt attention to this important stockholder responsibility.

By Order of the Board of Directors
Raymond R. Ferrell Executive Vice President, General Counsel and Corporate Secretary

D/FW Airport, Texas
April 17, 2015

INFORMATION CONCERNING DEX MEDIA'S 2015 ANNUAL MEETING

        Time and Location.    The 2015 Annual Meeting of Stockholders will begin at 9:00 a.m. local time on Thursday, May 28, 2015, at our headquarters at 2200 West Airfield Drive, P.O. Box 619810 D/FW Airport, Texas 75261.

Directions.

Directions from D/FW International Airport		Directions from Dallas
1.	From terminals, take North Exit from Airport (State Hwy -97 Spur North/International Parkway N).	1.	Take I-35E North toward Denton
2.	Take ramp right for TX State Hwy -114 West/John W. Carpenter Freeway toward Ft. Worth/ Grapevine	2.	Keep left to continue on TX-183 W, follow signs for Texas 183/Texas 114/Irving/DFW Airport
3.	Keep Straight onto TX State Hwy -114 South/TX-114 West/John W. Carpenter Freeway; bear right onto TX-114 West	3.	Keep right to continue on W State Hwy 114 W/TX-114 W, follow signs for Grapevine/Airport North Entry
4.	Take exit right on Texan Trail	4.	Take exit right on Texan Trail
5.	Follow the exit ramp to the stop light and turn left	5.	Follow the exit ramp to the stop light and turn left
6.	Proceed until the road ends (approximately a 1/2 mile) and turn right onto Airfield Drive	6.	Proceed until the road ends (approximately a 1/2 mile) and turn right onto Airfield Drive
7.	At the next stop light, turn left onto West Airfield Dr.	7.	At the next stop light, turn left onto West Airfield Dr.
8.	Upon passing three stop lights you will see Dex Media headquarters on your right (across the street from American Airlines hangar)	8.	Upon passing three stop lights you will see Dex Media headquarters on your right (across the street from American Airlines hangar)
9.	Turn into the guard gate take an immediate left then take the second right to arrive at the Dex Media headquarters	9.	Turn into the guard gate take an immediate left then take the second right to arrive at the Dex Media headquarters

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DEX MEDIA, INC. 2200 WEST AIRFIELD DR. DFW AIRPORT, TX 75261 M87944-P64929 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DEX MEDIA, INC. The Board of Directors recommends you vote FOR the election of all of the nominees set forth in the following proposal: 1. Election of Directors Abstain Against For Nominees: ! ! ! 1a. Jonathan B. Bulkeley The Board of Directors recommends you vote FOR the following proposal: Abstain Against For ! ! ! ! ! ! 2. Advisory vote to approve Dex Media's executive compensation. 1b. Thomas D. Gardner ! ! ! 1c. John Slater The Board of Directors recommends you vote FOR the following proposal: Against Abstain For ! ! ! ! ! ! ! ! ! 3. Ratification of Ernst & Young LLP as Dex Media's independent registered public accounting firm for 2015. 1d. W. Kirk Liddell ! ! ! 1e. Thomas S. Rogers ! ! ! In their discretion the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof. 1f. Alan F. Schultz ! ! ! 1g. Douglas D. Wheat NOTE: Each of the proposals is more fully described in our proxy statement. You can access and review our annual report and proxy statement on the Internet by visiting www.proxyvote.com ! ! ! 1h. Joseph A. Walsh No Yes ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The notice of annual meeting and proxy statement for the 2015 annual meeting of stockholders and the annual report on Form 10-K for the year ended December 31, 2014, are available at www.proxyvote.com. M87945-P64929 DEX MEDIA, INC. Annual Meeting of Stockholders May 28, 2015 9:00 A.M. This proxy is solicited by the Board of Directors Raymond R. Ferrell and Paul D. Rouse, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and re-substitution, are hereby authorized to represent and to vote all shares of common stock of Dex Media, Inc. held of record by the undersigned on April 6, 2015, at the Annual Meeting of Stockholders to be held at 9:00 A.M., local time, on May 28, 2015, at the headquarters of Dex Media, Inc., located at 2200 W. Airfield Dr., DFW Airport, Texas 75261, and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked. The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, in accordance with the recommendations of Dex Media, Inc.'s Board of Directors. This proxy authorizes each of Messrs. Ferrell and Rouse to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side